Exhibit 10.2

EXECUTION COPY

INDENTURE

between

JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY

and

THE BANK OF NEW YORK,

as Indenture Trustee

Dated as of March 22, 2006

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EXHIBITS

Exhibit A	Form of Letter to Third Parties

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INDENTURE, dated as of March 22, 2006, between JAMAICA DIVERSIFIED PAYMENT RIGHTS COMPANY, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “SPC”) and THE BANK OF NEW YORK (in its corporate capacity, “BoNY”), a New York banking corporation, as indenture trustee and collateral agent for the Secured Parties (in such capacity, the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the SPC intends to enter into certain transactions pursuant to the Origination Agreement and the other Transaction Documents referred to herein;

WHEREAS, the SPC has duly authorized (a) the execution and delivery of this Indenture to provide for the issuance of the Notes, to be issued as provided in this Indenture and the applicable Indenture Supplement, the proceeds of which issuances will be used to make payments under the Origination Agreement, and (b) the granting of a security interest in the Collateral to the Indenture Trustee; and

WHEREAS, the Indenture Trustee wishes to accept the trusts created by this Indenture.

NOW, THEREFORE, in consideration of the acceptance by the Indenture Trustee of the trusts created by this Indenture and of the purchase and acceptance of the Notes by the Noteholders, the acceptance and sufficiency of which are hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Notes are to be issued, authenticated, delivered, secured and accepted, and in order to secure the payment of principal of the Notes at any time issued and Outstanding and the interest thereon and any other amount due in respect thereof according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions contained therein and herein, the SPC has executed and delivered this Indenture and has Granted and does hereby Grant to the Indenture Trustee on and subject to the terms set forth in this Indenture:

GRANTING CLAUSES:

All right, title and interest of the SPC, whether now owned or hereafter acquired, in, to and under (a) all of the Purchased Diversified Payment Rights, whether existing on the Closing Date or thereafter generated through and including the Sale Termination Date and, including all Collections in respect thereof, purchased by the SPC pursuant to the Deed of Assignment, (b) (i) Concentration Accounts and the funds on deposit in the Concentration Accounts relating to the Purchased Diversified Payment Rights and (ii) the Collateral Account, the Coverage Reserve Account and, with respect to each Series of Notes, the Series Account and Reserve Account (if any) corresponding to such Series of Notes and any other accounts created pursuant to the related Indenture Supplement, in each case including all funds and Eligible Investments (and all proceeds from such Eligible Investments) held in such accounts, (c) with respect to each Series of Notes, all right, title and interest of the SPC in and under any Reserve LC, Enhancement and Hedge Agreement for such Series of Notes, (d) all rights of the SPC under the Subject Contracts, including all rights to receive payment of any amounts that may become payable to (or on behalf of) the SPC thereunder (directly or as assignee thereof) and all payments received by (or on behalf of) the SPC thereunder and all rights of the SPC to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments due and payable to (or on behalf of) the SPC thereunder to become due and payable thereunder and all rights of action of the SPC in respect of any breach thereof and all rights of the SPC to indemnification and to receive damages or obtain other relief with respect thereto, together with all instruments, chattel paper or letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of any amounts due and payable to (or on behalf of) the SPC under, the Subject Contracts, (e) all other assets of the SPC, including all deposit and other accounts of the SPC (other than the account(s) into which the proceeds of the issuance of its US$1,000 of ordinary share capital and the US$1,000 annual profit fee received by the SPC are deposited, but only to the extent of such amounts), all funds and investments (and all proceeds from such investments) therein, and all accounts, chattel paper, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit and money of the SPC, (f) any and all other property of every kind and nature from time to time that hereafter is, by delivery or by writing of any kind, conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder, by the SPC or by any other Person, with or without the consent of the SPC, to the Indenture Trustee, which is hereby authorized to receive any and all such property at any time and at all times to hold and apply the same subject to the terms hereof, and (g) all proceeds of any of the foregoing (collectively, the “Collateral”).

TO HAVE AND TO HOLD all the Collateral with all privileges and appurtenances hereby conveyed, transferred and assigned to the Indenture Trustee and its successors in said trust and to them and their assigns forever,

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the benefit, security and protection of the Secured Parties, without privilege, priority or distinction as to Lien or otherwise of any Series over any of the other Series (except with respect to the Series Accounts, Reserve LCs, Enhancements and Hedge Agreements, which shall apply only to the corresponding Series, and as otherwise expressly provided in this Indenture).

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Indenture, terms defined in the Origination Agreement and not otherwise defined herein shall have the meanings ascribed to them in (including by reference in) the Origination Agreement, and the following terms, as used herein, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Applicable Currency” shall have the meaning specified in Section 12.1(b).

“Authorized Agent” shall mean the collective reference to the Paying Agent(s) and the Transfer Agent(s).

“Bank” shall mean National Commercial Bank Jamaica Limited, a commercial bank incorporated under the laws of Jamaica (together with its successors).

“Barclays” shall mean Barclays Bank plc.

“BoNY” shall have the meaning specified in the preamble hereto.

“Breach Date” shall have the meaning specified in Section 4.5(a).

“Calculation Agent” shall mean the agent appointed by the SPC pursuant to the applicable Indenture Supplement to calculate the Quarterly Interest payable with respect to any Series of floating rate Notes.

“Capped Rate” shall have the meaning specified in the definition of Maximum Quarterly Debt Service.

“Certificate Owner” shall mean a Person who is a beneficial owner of a Certificate (or a portion thereof).

“Change Notice” shall have the meaning specified in Section 3.2(c).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning specified in the granting clauses of this Indenture.

“Controlled Amortization Period” shall mean, for each Series, the period commencing on the first Payment Date after the Interest-Only Period applicable thereto (or, if there is no Interest-Only Period applicable thereto, then the first (or, if so set forth in the applicable Indenture Supplement, second) Payment Date after the Issuance Date thereof) and ending on the earlier of (a) the date on which such Series has been paid in full and (b) the first Payment Date after the commencement of the Early Amortization Period for such Series.

“Controlling Party” shall mean, with respect to any Series, the Person(s) so identified in the applicable Indenture Supplement.

“Corporate Trust Office” shall mean the office of the Indenture Trustee on the Closing Date located at 101 Barclay Street, New York, New York 10286, or such other office as the Indenture Trustee may from time to time designate in writing to the SPC.

“Coverage Reserve Account” shall have the meaning specified in Section 4.5(a).

“Debt Service Ratios” shall have, with respect to each Series, the meaning specified in the applicable Indenture Supplement.

“DDB Collections” shall mean Collections received in the Concentration Accounts.

“DTC” shall mean The Depository Trust Company, a New York corporation.

“Early Amortization Event” shall mean, with respect to any Series, each of the events specified as such pursuant to the Indenture Supplement pursuant to which the Note (or Series of Notes) for such Series is issued.

“Eligible Investment” shall mean any investment in either (a) direct obligations of, or fully guaranteed by the United States or any member of the European Union, (b) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or money market funds or accounts with any commercial bank or other financial institution incorporated under the laws of the United States, any member of the European Union or any political subdivision thereof (including the Indenture Trustee and its Affiliates, acting in their respective commercial capacities and, in the case of money market funds, including any such fund for which the Indenture Trustee or an Affiliate thereof acts as the sponsor, distributor, investment manager, administrator, servicing agent, custodian or subcustodian or advisor, notwithstanding that (i) the Indenture Trustee or an affiliate of the Indenture Trustee charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length) and (ii) the Indenture Trustee charges and collects fees and expenses for services rendered, pursuant to this Indenture), in each case which commercial bank or financial institution shall have a rating of at least “A-1” by S&P, “F1” by Fitch (if rated by Fitch) and “P-1” by Moody’s (or, with respect to money market funds, which funds shall have the highest rating available thereto from Fitch (if rated by Fitch), Moody’s and S&P), (c) repurchase obligations with respect to any obligation described in clause (a) or entered into with a commercial bank or other financial institution meeting the requirements set forth in clause (b), or (d) commercial paper rated at least “A-1” by S&P, “F1” by Fitch (if rated by Fitch) and “P-1” by Moody’s; provided that:

(i) each Eligible Investment shall be (A) evidenced by negotiable certificates or instruments or issued in the name of the Indenture Trustee or its nominee or (B) in book-entry form in the name of the Indenture Trustee;

(ii) each Eligible Investment shall mature not later than the New York Business Day before the next Payment Date, except overnight deposits (which may mature or be available on such New York Payment Date); and

(iii) the Person or account holding such Eligible Investment pursuant to the Transaction Documents shall not, at the date of such investment, be subject to withholding taxes on such Eligible Investment imposed by the United States, any member of the European Union, any political subdivision thereof or any other jurisdiction.

In addition to the above, any Indenture Supplement may (with respect only to investments made from funds in the applicable Series Account or any applicable Enhancement that is an account) include additional Eligible Investments. Promptly after the end of each calendar month, the Indenture Trustee shall deliver to the Bank and the Servicer (if not the Bank) a report identifying all investments that were made in the various Trust Accounts during such calendar month, the corresponding income thereon and such other matters as the Bank and/or the SPC may reasonably request (it being understood that the Indenture Trustee may provide such information in the monthly account statements that it delivers to the SPC and the Bank).

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, or any similar statute then in effect.

“Expected Final Payment Date” shall have, with respect to each Series, the meaning specified in the applicable Indenture Supplement.

“Grant” shall mean to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, hypothecate, pledge, create and grant a security interest in and right of set-off against an asset of the granting party. A Grant of the Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hedge Agreement” shall mean any non-recourse interest rate swap, cap and/or floor arrangement or other similar agreements for the sole purpose of hedging interest rates on the Notes.

“Hedge Provider” shall mean the counterparty to the SPC with respect to any Hedge Agreement.

“Indenture” shall mean this instrument, as the same may be amended, supplemented or otherwise modified from time to time and, unless the context shall otherwise require, shall include the terms of a particular Note (or Series of Notes) as established pursuant to Section 2.2.

“Indenture Supplement” shall mean (a) with respect to each Note (or Series of Notes), a supplement to this Indenture that is executed and delivered in connection with the original issuance of such Note(s) pursuant to Section 2.2, or (b) a supplemental Indenture amending this Indenture, any other Indenture Supplement or any Note(s) executed and delivered pursuant to Article XI.

“Indenture Trustee” shall have the meaning specified in the preamble hereto.

“Indenture Trustee’s Representatives” shall have the meaning specified in Section 10.01(c).

“Intended Treatment” shall have the meaning specified in Section 2.10(a).

“Interest-Only Period” shall have, with respect to each Series, the meaning (if any) specified in the applicable Indenture Supplement.

“Interest Rate” shall have, with respect to each Series, the meaning specified in the applicable Indenture Supplement.

“Investment” shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise (but excluding any non-delinquent trade receivables payable in the ordinary course of business).

“Issuance Date” shall mean, with respect to any Series, the date on which such Series is issued.

“Judgment Currency” shall have the meaning specified in Section 12.1(b).

“Majority Controlling Parties” shall have the meaning specified in Section 10.3(b).

“Make-Whole Premium” shall have, with respect to each Series, the meaning (if any) specified in the applicable Indenture Supplement (it being understood that the Make-Whole Premium with respect to any Note for which no Make-Whole Premium is specified in the applicable Indenture Supplement shall be zero).

“Maximum Quarterly Debt Service” shall mean, as of any date of determination, the highest sum of the following amounts on any Payment Date occurring on or after such determination date:

(a) the aggregate Quarterly Amortization Amount on each Series (based upon the Quarterly Amortization Amount for each Series then Outstanding and including the expected scheduled Quarterly Amortization Amount for any Additional Series contemplated to be issued) scheduled to be paid on such Payment Date; plus

(b) the aggregate amount of Quarterly Interest scheduled to be paid on each Series on such Payment Date (calculated for each Series as the product of: (i) (A) for any Series that has a fixed rate of interest (including any Additional Series contemplated to be issued), its corresponding Interest Rate or (B) for any Series (including the Series 2006-1 Notes and any Additional Series contemplated to be issued) that has a floating Interest Rate, (x)(1) if such floating rate of interest is subject to a maximum rate by the terms of such Additional Series, such maximum rate or (2) if the amount of interest beyond a certain rate is subject to a Hedge Agreement, such maximum rate prior to coverage by such Hedge Agreement (either maximum rate described in subclause (1) or (2), the “Capped Rate”) and (y) if such floating rate of interest is not subject to a Capped Rate, the floating rate of interest in effect during the most recent Interest Period (or then in effect) plus a margin of 1.00%, (ii) the expected Series Balance for such Series as of the preceding Payment Date (or, in the case of an Additional Series contemplated to be issued, on the related Issuance Date) taking into account any payment of principal paid on such preceding Payment Date and (iii) the actual number of days in the related Interest Period (with respect to fixed Interest Rates, based upon a month of 30 days) divided by 360; plus

(c) the aggregate amount of all premiums or other fees payable with respect to any Enhancements on such Payment Date and during the Interest Period related to such Payment Date.

“Note Owner” shall mean a Person who is a beneficial owner of a Note (or a portion thereof).

“Notes” shall mean the Series 2006-1 Notes and all other Notes (if any) issued pursuant to this Indenture and an Indenture Supplement as part of an Additional Series.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, which counsel may be an employee of the SPC or the Bank or other counsel, reasonably satisfactory to the Indenture Trustee (acting at the direction of each Controlling Party).

“Origination Agreement” shall mean the Origination Agreement, dated as of the Closing Date, between the SPC and the Bank, as the same may be amended, supplemented or otherwise modified from time to time.

“Other Taxes” shall mean any stamp duty or other taxes necessary in Jamaica in order to enforce any of the Transaction Documents in Jamaica.

“Outstanding” shall mean, at any time, with respect to a Series of Notes, all Notes of such Series authenticated and delivered by the Indenture Trustee hereunder, except:

(a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b) Notes, or portions thereof, for the payment of which monies in the necessary amount shall have been deposited in trust with the Indenture Trustee (excluding any amounts on deposit in any Trust Account); provided that if any such Note or portions thereof are to be redeemed before the maturity thereof, notice of such redemption shall have been given as herein provided or provision satisfactory to the Indenture Trustee shall have been made for the giving of such notice; and

(c) Notes for which other Notes shall have been authenticated and delivered in exchange or substitution therefor.

“Paying Agent” shall have the meaning specified in Section 10.15(a).

“Permitted Indebtedness” shall mean the Notes, the Originator Note and other obligations specifically set forth under the Transaction Documents.

“Permitted Liens” shall mean Liens arising under or specifically permitted by the Transaction Documents.

“Primary Designated Depositary Banks” means Barclays and BoNY.

“Principal Terms” shall mean with respect to any Note (or Series of Notes): (a) the title of such Note(s) (which shall distinguish such Note(s) from all other Notes), (b) the aggregate Initial Series Balance and the Quarterly Amortization Amount of such Note(s), (c) the Issuance Date of such Note(s), and the date(s) (or the method of determination thereof) on which the principal of and interest on (and premium, if any, on) such Note(s) is or may be payable (which dates shall be Payment Dates), (d) the Interest Rate applicable to such Note(s) and the date from which such interest shall accrue, (e) the place(s), if any, in addition to or instead of the Corporate Trust Office, where the principal of (and premium, if any) and interest on such Note(s) shall be payable, (f) the right or the obligation (if any) of the SPC, in addition to the right and obligations provided in this Indenture, to redeem the principal of such Note(s) and the period(s) within which or the date(s) on which, the price(s) at which and the terms and conditions upon which such Note(s) shall or may be redeemed, in whole or in part, (g) any transfer restrictions applicable to such Note(s) in addition to those described herein, (h) the Transaction Documents to be executed in connection with the issuance of such Note(s), (i) any Early Amortization Events applicable to such Note(s), (j) any applicable Make-Whole Premium, (k) with respect to an Additional Series only, whether any such Note shall be a Senior Note or a Subordinated Note, (l) any intended tax treatment of such Note(s) (including any similar to that set forth in Section 2.10 with respect to the Series 2006-1 Notes), (m) any provisions relating to any Enhancements for such Series, including pursuant to Section 4.3(d), and (n) any other terms of such Note(s) not inconsistent with the terms of this Indenture, except as permitted by Section 11.1.

“QIB” shall mean a “qualified institutional buyer” as such term is defined from time to time for purposes of Rule 144A.

“Qualified Reserve LC Bank” shall have the meaning specified in Section 4.4(a).

“Quarterly Amortization Amount” shall have, with respect to each Series, the meaning specified in the applicable Indenture Supplement.

“Quarterly Interest” shall mean, with respect to each Series, the amount of interest required to be distributed on each Payment Date, as specified in the applicable Indenture Supplement.

“Record Date” shall mean, with respect to each Payment Date, 5:00 p.m. (New York City time) on the last New York Business Day of the calendar month preceding such Payment Date.

“Redemption Price” shall have the meaning specified in Section 5.2.

“Register” shall have the meaning specified in Section 2.11(a).

“Regulation S” shall mean Regulation S under the Securities Act.

“Release Date” shall have the meaning specified in Section 4.2.

“Required Amount” shall mean, with respect to each Payment Date, the amount necessary to make each of the payments under Section 4.2(a) through (m).

“Required Series Amount” shall, with respect to each Series, have the meaning specified in the applicable Indenture Supplement.

“Reserve Account” shall have the meaning specified in Section 4.1(b).

“Reserve Account Cap” shall have the meaning specified in Section 4.1(b).

“Reserve LC” shall have the meaning specified in Section 4.4(a).

“Reserve LC Bank” shall have the meaning specified in Section 4.4(a).

“Responsible Officer” shall mean, with respect to the Indenture Trustee, any vice president, any assistant vice president, any treasurer, any assistant treasurer, or any other officer associated with the corporate trust department of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers, in each case that has direct responsibility for administering this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Amount” shall have the meaning specified in Section 4.2.

“Retention Commencement Date” shall have the meaning specified in Section 4.2.

“Retention Period” shall have the meaning specified in Section 4.2.

“Rule 144A” shall mean Rule 144A under the Securities Act.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor thereto.

“Secured Parties” shall mean the Investors, the Indenture Trustee, the Trustees (if any), the Enhancers (if any), the Servicer (if not the Bank, the SPC or any Affiliate of either) and any other Person (other than the Bank, the SPC or any Affiliate of either) to whom any payment (including any indemnity) is payable under any of the Transaction Documents.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any similar statute then in effect.

“Senior Notes” shall mean the Series 2006-1 Notes and any Note (or Series of Notes) included in any Additional Series that shall be so identified in the applicable Indenture Supplement.

“Series 2006-1 Indenture Supplement” shall mean the Indenture Supplement pursuant to which the Series 2006-1 Notes are issued.

“Series 2006-1 Notes” shall mean the series of floating rate notes issued by the SPC pursuant to the Series 2006-1 Indenture Supplement.

“Series Account” shall have the meaning specified in Section 4.1(a).

“Servicing Fee” shall have the meaning specified in the Servicing Agreement.

“Servicing Report” shall have the meaning specified in the Servicing Agreement.

“SPC” shall have the meaning specified in the preamble.

“SPC Order” shall mean a written request or order signed in the name of the SPC by one or more Authorized Officer(s) of the SPC and delivered to the Indenture Trustee.

“Subject Contracts” shall mean the Origination Agreement, the Deed of Assignment, the Servicing Agreement and the Acknowledgments.

“Subordinated Notes” shall mean any Note (or Series of Notes) included in any Additional Series that shall be so identified in the applicable Indenture Supplement.

“Transfer Agent” shall have the meaning specified in Section 2.11(a).

“Trigger Level” shall have, with respect to each Series, the meaning specified in the applicable Indenture Supplement.

“Trust Accounts” shall have the meaning specified in the Servicing Agreement.

SECTION 1.2 Rules of Construction. (a) Words of the masculine, feminine or neuter gender shall be deemed and construed to include correlative words of the other genders.

(b) References herein to specific Persons include their legal successors (or their successors fulfilling the function specified herein) and permitted assigns, and references herein to specific laws, agreements and contracts include references to such laws, agreements and contracts as amended, supplemented or otherwise modified from time to time, to the extent herein and therein permitted.

(c) References herein to Sections, subsections, Articles and Exhibits are to this Indenture, unless otherwise specified, and references to “hereof,” “herein” or “hereto” are to this Indenture as a whole and not any particular Section hereof.

(d) The word “including” (and words of similar effect) shall not be exclusive and shall mean “including (without limitation).”

ARTICLE II

ISSUE, EXECUTION, FORM AND

REGISTRATION OF NOTES

SECTION 2.1 Amount Unlimited. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

SECTION 2.2 Conditions to Issuance of Notes. (a) The Notes may be issued at any time and from time to time in one or more Series. The terms of the Series 2006-1 Notes shall be described in the Series 2006-1 Indenture Supplement. In addition to the Series 2006-1 Notes, upon request from the Bank the SPC may issue, subject to the conditions specified in this Section, one or more Additional Series of Senior Notes and/or Subordinated Notes. The terms of any Indenture Supplement may modify or amend the terms of this Indenture in any respect solely as such terms apply solely to the Note(s) corresponding thereto; provided that such amendment or modification is not reasonably likely to have a Material Adverse Effect.

(b) The SPC is hereby authorized to issue one or more Additional Series of Senior Notes in Dollars and one or more Additional Series of Subordinated Notes in Dollars, Pounds Sterling, Euros or Yen, in each case subject to the following terms and conditions:

(i) the SPC shall have received a written consent to do so from the Bank;

(ii) on or before the Issuance Date of any Additional Series, the Indenture Trustee shall have received a copy of the Indenture Supplement that has been duly executed by the SPC and, to the extent applicable, the Bank, pursuant to which the corresponding Note (or Series of Notes) is to be issued and which shall specify all of the applicable Principal Terms of such Note(s);

(iii) the Indenture Trustee shall have received an Officers’ Certificate of each of the Bank and the SPC in form and substance satisfactory to it to the effect that no Early Amortization Event or Default (or any event that would be an Early Amortization Event or Default with the expiration of any applicable grace period, the delivery of notice or both) shall exist before or immediately after giving effect to such proposed issuance;

(iv) the Indenture Trustee shall have received one or more Opinion(s) of Counsel as to the matters addressed in Section 2.3(b);

(v) with respect to each Series that will remain Outstanding after the issuance of an Additional Series, each of the Rating Agencies then rating any such Outstanding Series shall have notified the Indenture Trustee in writing that the proposed issuance of the Additional Series will not result in a withdrawal or reduction of its rating (without giving consideration to any Enhancement(s) applicable thereto) of the corresponding Series to below the lower of the then-current rating and initial rating thereof by such Rating Agency;

(vi) the payment dates of the proposed Additional Series shall be the Payment Dates, with the exception that the first payment date applicable to such proposed Additional Series may be the second Payment Date after the Issuance Date of such Additional Series; and

(vii) the SPC shall comply with any additional requirements for the issuance of Additional Series that are set forth in the Indenture Supplements of Notes Outstanding at the time of the issuance of the proposed Additional Series.

SECTION 2.3 Authentication and Delivery of Notes. (a) At any time and from time to time after the execution and delivery of this Indenture, the SPC may deliver a Note (or Series of Notes), executed by the SPC, to the Indenture Trustee for authentication, together with an SPC Order for the authentication and delivery of such Note(s), and the Indenture Trustee, in accordance with the SPC Order but subject to Section 2.2(b), shall authenticate and deliver such Note(s).

(b) The Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, before its authentication and delivery of any Note (or Series of Notes) other than the Series 2006-1 Notes, an Opinion of Counsel substantially to the effect that:

(i) all instruments furnished by the SPC to the Indenture Trustee in connection with the authentication and delivery of such Note (or Series of Notes) conform to the requirements of the Transaction Documents and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Note(s);

(ii) the forms and terms of such Note(s) have been established in conformity with the requirements of the Transaction Documents;

(iii) the execution and delivery of the related Indenture Supplement and such Note (or Series of Notes) have been duly authorized by all necessary corporate action of the SPC and the Bank, as applicable, and such Indenture Supplement and Note(s) have been duly executed and delivered by the SPC and the Bank, as applicable, and are (or, with respect to any Note, will be upon its authentication by the Indenture Trustee) legal, valid and binding obligations enforceable against the SPC and the Bank, as applicable, in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(iv) the execution, delivery and performance by the SPC and the Bank, as applicable, of each of the related Indenture Supplement and Note(s) require no action by or in respect of, or filing with, any Jamaican, Cayman Islands, United States or other applicable Governmental Authority, except such actions or filings as have been taken or made before the applicable Issuance Date and that remain in full force and effect; and

(v) the execution and delivery by, and performance of, the SPC and the Bank, as applicable, of the related Indenture Supplement and Note(s) do not: (i) contravene, or constitute a default under, any Applicable Law or any Contractual Obligation of the SPC or the Bank, as applicable, in either case except to the extent that such breach, violation or default is not, alone or in the aggregate, reasonably likely to have a Material Adverse Effect, or (ii) result in the creation or imposition of any Liens (except for Permitted Liens) on any asset of the SPC or the Bank, as applicable;

and subject to such other exceptions and qualifications as counsel shall reasonably request and as to which the Indenture Trustee shall not reasonably object.

SECTION 2.4 Execution of Notes. Each Note shall be executed on behalf of the SPC by one or more Authorized Officer(s) of the SPC. Such signature may be the manual or facsimile signature of such Authorized Officer(s). With the delivery of this Indenture, the SPC is furnishing, and from time to time hereafter may (and, at the request of the Indenture Trustee, shall) furnish, an Officers’ Certificate identifying and certifying the incumbency and specimen signatures of its Authorized Officers. Until the Indenture Trustee receives a subsequent Officers’ Certificate updating such list, the Indenture Trustee shall be entitled to rely upon the last such Officers’ Certificate delivered to it for purposes of determining the SPC’s Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note that has been duly executed by the SPC and duly authenticated and delivered by the Indenture Trustee.

In case any Authorized Officer of the SPC who shall have signed any Note shall cease to be an Authorized Officer of the SPC before the Note so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by or on behalf of the SPC, such Note nevertheless may be authenticated and delivered or disposed of as if the Person who signed such Note on behalf of the SPC had not ceased to be such Authorized Officer.

SECTION 2.5 Certificate of Authentication. The form of the Indenture Trustee’s certificate of authentication to be borne by the Notes shall be substantially as follows:

“This is one of the Notes issued under the within mentioned Indenture Supplement.

THE BANK OF NEW YORK, not in its individual capacity but solely as the Indenture Trustee

By:
Authorized Signatory

Dated:                    ”

Only such Notes as shall bear the Indenture Trustee’s certificate of authentication and are executed by the Indenture Trustee by manual signature of one or more of its Authorized Officer(s) shall be entitled to the benefits of this Indenture (and the related Indenture Supplement) or be valid or obligatory for any purpose. Such certification by the

Indenture Trustee upon any Note executed by or on behalf of the SPC shall be conclusive evidence that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication.

SECTION 2.6 Payment of Notes. (a) The principal of, and interest (and premium, if any) on, each Note shall be payable by the SPC when due hereunder in the applicable currency, in immediately available funds, from the applicable Series Account. The provisions of Section 4.13 of the Origination Agreement (relating to the payment by the Bank of any necessary Additional Amounts) are hereby incorporated herein by reference.

(b) Except as set forth in subsection (c), payments of all amounts that become due and payable in respect of any Note shall be made by the Indenture Trustee without surrender or presentation of such Note to the Indenture Trustee. The Indenture Trustee shall have no responsibility regarding notations of payment on a Note and shall be responsible only for maintaining its records in accordance with this Indenture and the Indenture Supplements. Absent manifest error, the records of the Indenture Trustee shall be controlling as to payments in respect of the Notes.

(c) Notwithstanding subsection (b), the final payment of principal of any Note shall be made only against surrender of such Note at the Corporate Trust Office of the Indenture Trustee.

(d) Distributions to Noteholders shall be by check sent by first-class mail to the address of such Noteholder appearing on the Register as of the relevant Record Date or, upon written application to the Indenture Trustee by a Noteholder of an original principal amount of Notes of at least US$5,000,000 not later than such Record Date, by electronic funds transfer in immediately available funds to an account maintained by such Noteholder with a bank having electronic funds transfer capability; provided that the final distribution in respect of any Note shall be made only as provided in subsection (c). Unless such designation for payment by electronic funds transfer is revoked, any such designation made by such Noteholder with respect to such Note shall remain in effect with respect to any future payments in respect of such Note. The SPC shall pay any wiring or similar administrative charges that are imposed in connection with the remitting of such payments to any Noteholder (for which charges the Bank has agreed to reimburse the SPC pursuant to Section 3.1(b) of the Servicing Agreement).

SECTION 2.7 Mutilated, Destroyed, Lost or Stolen Notes. If: (a) any mutilated or defaced Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and of the ownership thereof, and (b) in the case of a Note that has been destroyed, lost or stolen, there is delivered to the Indenture Trustee and the SPC such security or indemnity as may be required by them to save each of them harmless (provided that if the applicable Noteholder is an original holder of a Note, or a nominee or Affiliate thereof, or any institutional holder of a Note (in either case, with a net worth of at least US$50,000,000), then such holder’s own unsecured agreement of indemnity shall be deemed satisfactory; it being understood that the Indenture Trustee may reasonably request information necessary to establish that any such Noteholder has such net worth for purposes of this Section), then, in the absence of Actual Knowledge of a Responsible Officer of the Indenture Trustee or written notice to the Indenture Trustee that such Note has been acquired by a “protected purchaser,” then the Indenture Trustee, at the specific written direction of the SPC, shall authenticate, register and deliver, in exchange and substitution for (upon surrender and cancellation thereof) or in lieu of and in substitution for any such mutilated, defaced, destroyed, lost or stolen Note, a new Note executed by the SPC of like tenor (including the same Issuance Date) and of like principal balance registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Note. In connection with the execution, authentication and delivery of any new Note under this Section, the SPC or the Indenture Trustee may require the payment by the holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Indenture Trustee) connected therewith. Any duplicate Note issued pursuant to this Section shall constitute conclusive evidence of the same indebtedness of the SPC, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time. The provisions of this Section 2.7 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost or stolen Notes.

SECTION 2.8 Cancellation. (a) All Notes surrendered for payment, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee by such Person and shall be promptly canceled by it (or, if lost or stolen and not yet replaced pursuant to Section 2.7, delivered to the applicable Noteholder). No Note shall be authenticated in lieu of or in exchange for any Note canceled as provided in this Section, except as expressly permitted by this Indenture or the applicable Indenture Supplement. All canceled Notes held by the Indenture Trustee shall be destroyed or held by it in accordance with its standard retention policy.

(b) Any Note(s) (or beneficial interests therein) that are acquired by the Bank may be canceled upon the election of the Bank to do so. In order to effect such cancellation, the Bank shall deliver such Notes (or beneficial interests) to the Indenture Trustee (or, in the case of beneficial interests, to the DTC account of the Indenture Trustee) and shall send to the SPC and the Indenture Trustee a notice that it owns such Note(s) (or beneficial interest(s)) and wishes to have the indicated principal amount thereof cancelled (which ownership the Bank shall evidence to the satisfaction of the Indenture Trustee). Upon surrender of such Notes or beneficial interests to the Indenture Trustee (or, in the case of beneficial interests, to the DTC account of the Indenture Trustee) and receipt of any such notice and satisfactory evidence, the SPC hereby instructs the Indenture Trustee promptly to cause such principal amount to be canceled (including, if necessary, to notify any applicable securities depository). Upon any such cancellation, the remaining scheduled Quarterly Amortization Amounts of the applicable Series shall be reduced on a pro rata basis and the calculation of interest (and other calculations under the Transaction Documents) shall take into effect such cancellation. Similarly, the principal amounts of any Certificates (or beneficial interests therein) of any Series that are acquired by the Bank may be canceled upon the election of the Bank to do so (subject to the same notice and evidence described above plus delivery of such notice to the applicable Trustee), which cancellation shall result in a cancellation of the equivalent amount of the applicable Note in the manner described above.

SECTION 2.9 Reports and other Information to Noteholders. (a) As promptly as practicable after its receipt thereof, the Indenture Trustee shall send to the Noteholders, and each Note Owner who so requests in accordance with this Section, a copy of the Servicing Report received from the Servicer pursuant to the Servicing Agreement. Commencing with the first Payment Date that is 20 or more days after the date on which the Indenture Trustee receives from any Note Owner a written request containing: (i) a certificate that such Person is a Note Owner and (ii) an address for delivery, the Indenture Trustee, until it receives notice or determines that such Person is no longer a Note Owner (which notice each such Person shall promptly provide to the Indenture Trustee), shall deliver a copy of the Servicing Report to such Note Owner as required above.

(b) On or before January 31 of each year, the Indenture Trustee shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Indenture Trustee containing such customary information with respect to the Notes as the Indenture Trustee deems necessary or desirable to enable the Noteholders to prepare their tax returns.

SECTION 2.10 Tax Treatment. The SPC (by entering into this Indenture) and the Noteholders and Note Owners (by acquiring the Notes or a beneficial interest therein, respectively): (a) express their intention that the Notes qualify under U.S. federal, state and local income tax law as indebtedness (the “Intended Treatment”) and (b) agree to treat the Notes as indebtedness for U.S. federal, state and local income tax purposes. If, however, the Notes are determined by any U.S. federal, state or local taxing authority, or any political subdivision thereof or therein, to not be eligible for the Intended Treatment, then the SPC (by entering into this Indenture) and the Noteholders and Note Owners (by acquiring such investments) agree, from and after such event, to treat the SPC as a partnership for such purpose and that the profits of the partnership shall be allocated for such purposes in a manner such that the timing and the character of the income of each Noteholder (or related Note Owners) matches as closely as possible what it would have been had the Notes been treated as indebtedness. In such event, the distributive shares of the Noteholders shall be determined in accordance with their interests in such a partnership and shall be limited to the amount of such profits that does not exceed the amount of interest that would be deemed to accrue during such period for U.S. federal, state or local tax purposes, as the case may be, if the Notes were treated as indebtedness; the remainder of all distributions made to the Noteholders shall constitute a return of capital.

SECTION 2.11 Registration of Transfer and Exchange of Notes. (a) The Indenture Trustee shall register Notes and transfers and exchanges thereof as provided herein and in the Indenture Supplements. The Indenture Trustee and each co-transfer agent and registrar (if any) appointed with respect to the Notes (or a Note or any Series of Notes) shall be referred to collectively as the “Transfer Agent.” The Indenture Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with Section 10.15 a register (the “Register”) in which, subject to restrictions on transfer set forth herein and in the applicable Indenture Supplement(s), and such other reasonable regulations as it may prescribe, the Indenture Trustee shall provide for: (i) the registration of the Notes and (ii) the registration of transfers and exchanges of the Notes as provided herein and in the Indenture Supplements.

(b) Subject to any restrictions on transfer set forth in the applicable Indenture Supplement(s), upon surrender for registration of transfer of any Note at the Corporate Trust Office or such other office or agency maintained by the Indenture Trustee in accordance with Section 10.15, the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Note(s) executed by the SPC in authorized denominations of a like aggregate principal balance.

(c) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee (or the applicable Transfer Agent) duly executed by the applicable Noteholder or its attorney duly authorized in writing.

(d) No service charge shall be made to a Noteholder (or any Note Owner) for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(e) All Notes surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed or retained by the Indenture Trustee in accordance with its standard retention policy.

(f) In addition to the other provisions herein, the SPC and the Indenture Trustee reserve the right to impose such transfer, certificate, exchange or other requirements, and to require such restrictive legends on a Note, as they may determine are necessary to ensure compliance with the securities laws of the United States and the states thereof and any other Applicable Laws.

(g) All Notes issued upon any registration of transfer or exchange of Notes will be valid obligations of the SPC, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(h) Each Noteholder and Note Owner (by acquiring the Notes or a beneficial interest therein, respectively) agrees to indemnify the SPC and the Indenture Trustee against any liability that may result from the transfer, exchange or assignment of such Noteholder’s Notes in violation of any provision of this Indenture or applicable United States Federal or state securities law.

(i) The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or Note Owners of interests in any global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.12 Reduction in Principal Balance. Any reduction in the principal balance of any Note effected by any distribution in respect of the balance thereof shall be binding upon all current and future holders of such Note and any Note issued upon the registration of transfer thereof or in lieu thereof, whether or not noted thereon.

ARTICLE III

REQUIRED AMOUNT; NON-DOLLAR SERIES

SECTION 3.1 Concentration Accounts. As set forth in Section 3.1(c) of the Servicing Agreement, the Servicer has agreed with the SPC to maintain the Concentration Accounts, which accounts will temporarily hold the Collections until transferred to the Collateral Account or to the Bank in accordance with the Transaction Documents.

SECTION 3.2 Deposit of the Required Amount. (a) Pursuant to the related Acknowledgment, from the first day of each Quarterly Period, each Primary Designated Depositary Bank will transfer all amounts received in its Concentration Account to the Collateral Account until such time as it receives a Change Notice from the Indenture Trustee pursuant to clause (c), below. Each other Designated Depositary Bank (if any), unless instructed otherwise by the Indenture Trustee, will transfer all amounts received in its Concentration Account to the Bank’s own account at such Designated Depositary Bank (which transfer will be a payment to the Bank under the Originator Note).

(b) If (i) by the tenth Business Day of any Quarterly Period, the amount on deposit in the Collateral Account is less than the Required Amount for the next Payment Date or (ii) an Early Amortization Event or a Default has occurred, then the Indenture Trustee will promptly (and, in any event, by no later than the next Business Day) deliver notice thereof to each Designated Depositary Bank that is not then transferring DDB Collections to the Collateral Account to, by no later than the Business

Day after its receipt of such notice, begin transferring all amounts received in such bank’s Concentration Account to the Collateral Account until such time as the Indenture Trustee notifies such Designated Depositary Bank otherwise (which the Indenture Trustee shall do promptly after the Required Amount for the next Payment Date is on deposit in the Collateral Account and no Early Amortization Event or Default exists).

(c) Notwithstanding anything else herein to the contrary and provided that an Early Amortization Event or a Default has not occurred and is not continuing, once the Required Amount for the next Payment Date has been deposited into the Collateral Account during a Quarterly Period, the Indenture Trustee shall deliver a written notice (the “Change Notice”) to each Designated Depositary Bank then transferring DDB Collections to the Collateral Account (with copies to the Servicer and the SPC). Each Change Notice will instruct the recipient thereof to transfer any additional Collections received during such Quarterly Period to the Bank’s own account as payment under the Originator Note. In addition, after receipt of a Change Notice (unless the Indenture Trustee otherwise notifies the Servicer, the SPC and each Designated Depositary Bank then transferring DDB Collections to the Collateral Account and absent an Early Amortization Event or a Default), the SPC (or the Servicer on its behalf) may instruct the Indenture Trustee in writing to transfer any amounts in the Collateral Account in excess of such Required Amount in such manner as is requested by the SPC (or the Servicer on its behalf) (including to transfer such funds to the Bank’s own account as a payment under the Originator Note). The Indenture Trustee may revoke any Change Notice at any time, thereby requiring any Designated Depositary Bank to transfer all Collections in such bank’s Concentration Account to the Collateral Account (it being understood that a Change Notice will no longer be in full force and effect as of (i) the occurrence of an Early Amortization Event, (ii) the occurrence of a Default or (iii) the beginning of the next Quarterly Period).

SECTION 3.3 Non-Dollar Series. (a) Any portion of the Required Amount with respect to any Series that is payable in a currency other than Dollars shall, upon deposit of Dollars into the applicable Series Account or retention in the Collateral Account pursuant to Section 4.2, be as promptly as possible caused by the Indenture Trustee to be converted into such other currency and held by the Indenture Trustee in the applicable Series Account or Collateral Account (or a subaccount thereof) until the applicable date of payment of such amount; provided, that prior to such conversion into Dollars, such amounts may be held by the Indenture Trustee in an Eligible Account that is maintained by the Indenture Trustee in its own name, in its capacity as Indenture Trustee, at a separate depository institution with such Eligible Account deemed to be a subaccount of the Series Account or Collateral Account, as appropriate. For example, principal payable with respect to a Note that is denominated in Yen shall, upon deposit of the corresponding Dollar amount into the applicable Series Account, be caused by the Indenture Trustee to be converted from Dollars into Yen as promptly as possible after being deposited into such Series Account and shall be held by the Indenture Trustee in such Series Account (or a subaccount thereof) until the next Payment Date. The Required Amount with respect to any Series shall not be deemed to have been satisfied until such time as the related payment obligations in all currencies have been provided for in full in the appropriate currency.

(b) For the purpose of calculating the allocations of Collections among the Series pursuant to Section 4.2, the pro rata portion of the principal, interest or other amount(s) payable with respect to any Series that is payable in a currency other than Dollars shall be determined by converting such amount into Dollars using the exchange rate (taking into consideration any exchange fees or other charges) that will be (or, as closely as possible, is expected to be) used to exchange such Dollars into such other currency pursuant to clause (a).

(c) Except as provided in subsection (b), for purpose of calculating any Debt Service Ratio or any other calculation under the Transaction Documents, any amounts payable under the Transaction Documents in a currency other than Dollars shall be converted into Dollars using the exchange rate most recently published in the New York edition of The Wall Street Journal on the last date to be covered in such calculation. If such an edition of The Wall Street Journal is not published on the date of calculation, the exchange rate used for such calculation will be the exchange rate published in the most recent New York edition of The Wall Street Journal.

SECTION 3.4 Amounts Deposited in Error. Should any funds be deposited into any Trust Account in error, the SPC (or the Servicer on its behalf) may (in an Officers’ Certificate) so notify the Indenture Trustee who shall (unless it disagrees with such determination) promptly (and, in any event, by the next New York Business Day) transfer such funds to the Servicer for distribution to the appropriate Person.

ARTICLE IV

THE TRUST ACCOUNTS; ALLOCATIONS

SECTION 4.1 Collateral Account; Series Accounts; Reserve Accounts. (a) The Indenture Trustee shall establish (i) the Collateral Account, to which account (except as expressly provided herein) all Collections deposited into the Concentration Accounts shall be transferred, and (ii) an Eligible Account for each Series (each, a “Series Account”) maintained by and in the name of the Indenture Trustee. Pending application in accordance with this Indenture, amounts in the Collateral Account and the Series Accounts shall be invested by the Indenture Trustee (at the written instruction of the SPC (or the Servicer on its behalf)) in Eligible Investments in the applicable currency. Any interest or other gain/loss on any such investment shall (A) remain, or be deposited, in (or be deducted from) the Collateral Account or Series Account, as applicable, in accordance with Section 4.2 or Section 4.3, as applicable, and the Indenture Trustee shall not be required to reimburse any such losses or otherwise have any liability therefor, and (B) be treated for tax purposes as income/loss of the Bank. Amounts allocated to the applicable Series Account in respect of each Series pursuant to Section 4.2 shall be applied in accordance with the applicable Indenture Supplement

(b) To the extent and in the manner provided in any Indenture Supplement, the Indenture Trustee shall establish a reserve account (each, a “Reserve Account”) (which shall be an Eligible Account) with respect to any Series into which any amounts (i) deposited on or before the Issuance Date with respect to the corresponding Series, (ii) drawn under the corresponding Reserve LC pursuant to Sections 4.3(c) and 4.4(b) and (iii) allocated pursuant to Section 4.2 shall be deposited. The maximum amount to be on deposit in any such Reserve Account (such amount, a “Reserve Account Cap”) will be set in the corresponding Indenture Supplement. Amounts on deposit in any Reserve Account from time to time will be invested by the Indenture Trustee (at the written direction of the SPC (or the Servicer on its behalf)) in Eligible Investments in the applicable currency, which Eligible Investments shall be under the control of the Indenture Trustee. Any interest or other gain/loss on any such investment shall (A) remain, or be deposited, in (or be deducted from) the applicable Reserve Account in accordance with Section 4.3 and the Indenture Trustee shall not be required to reimburse any such losses or otherwise have any liability therefor, and (B) be treated for tax purposes as income/loss of the Bank. On each Payment Date and after giving effect to all deposits to and transfers from the Reserve Accounts, the Indenture Trustee shall pay to the SPC (for payment under the Originator Note to the Bank) the amount (if any) by which the amount on deposit therein exceeds the Reserve Account Cap for the corresponding Series. If, on any Payment Date and after giving effect to all transfers that occur on such date, the outstanding principal amount of a Series and all interest payable in respect thereof have been paid in full, the Indenture Trustee shall transfer any remaining amounts on deposit in the corresponding Reserve Account to the SPC (for payment under the Originator Note to the Bank).

(c) The Indenture Trustee agrees that it will not open any Trust Account (other than the Concentration Accounts or any account maintained outside the United States) unless the bank or other financial institution at which such account is maintained agrees that (i) such Trust Account is a “securities account” as defined in Section 8-501 of the UCC, (ii) such bank or other financial institution is a “securities intermediary” as defined in Section 8-102 of the UCC, (iii) the “securities intermediary’s jurisdiction” for such Trust Account within the meaning of Section 8-110(e) of the UCC is New York, (iv) all property credited to such accounts will be treated as “financial assets” under Article 8 of the UCC and (v) the Indenture Trustee will be the sole “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC). With respect to the Series 2006-1 Series Account, the Coverage Reserve Account and the Collateral Account, the parties hereto hereby acknowledge that such provisions are contained in Section 3.6 of the Series 2006-1 Indenture Supplement.

(d) To the extent that the Trust Accounts are not considered “securities accounts” (within the meaning of Section 8-501(a) of the UCC), the Trust Accounts shall be deemed to be “deposit accounts” (as defined in Section 9-102(a)(29) of the UCC) to the extent a security interest can be granted and perfected under the UCC in the Trust Accounts as deposit accounts, which the Indenture Trustee shall maintain with the securities intermediary acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). The Indenture Trustee shall be deemed to be the “customer” of the securities intermediary (within the meaning of Section 9-104(a)(3) of the UCC) for purposes of the Trust Accounts and as such shall be entitled to all the rights that customers of banks have under applicable law with respect to deposit accounts, including the right to withdraw funds from, or close, the Trust Accounts. The securities intermediary shall not have title to the funds on deposit in the Trust Accounts, and shall credit the Trust Accounts with all receipts of interest, dividends and other income received on the property held in the Trust Accounts. The securities intermediary shall administer and manage the Trust Accounts in strict compliance with all the terms applicable to the Trust Accounts pursuant to this Indenture, and shall be subject to and comply with all the obligations that the securities intermediary owes to the Secured Parties with respect to the Trust Accounts, pursuant to the terms of this Indenture. The securities intermediary hereby agrees to comply with any and all instructions originated by the Indenture Trustee directing disposition of funds and all other property in the Accounts without any further consent of the SPC.

SECTION 4.2 Daily Allocations of Collections. Collections received in the Collateral Account shall (based upon information certified to the Indenture Trustee by the Servicer pursuant to Section 2.2(o) of the Servicing Agreement or, if no such information is received, based upon the specific written direction of the Majority Controlling Parties, such direction to be provided only at the discretion of such Majority Controlling Parties) be (x) allocated by the Indenture Trustee to the applicable Series Account for each Series or (y) retained in the Collateral Account, as applicable, for payment to the appropriate Person, on each New York Business Day in the following order of priority:

(a) first, such Collections will be allocated to the Indenture Trustee and, on a pro rata basis with the Indenture Trustee, to any Trustee acting as a Noteholder for the benefit of any related Certificateholders, in accordance with the respective amounts of fees owed to them on or before the next Payment Date (which amounts will be retained in the Collateral Account until the date due and then paid to such persons on such date);

(b) second, all remaining Collections will be retained in the Collateral Account to the extent necessary to pay the amount of Servicing Fees (if the Servicer is not the Bank, the SPC or an Affiliate of either thereof) owed on the next Payment Date (which amounts will be paid to the Servicer on such Payment Date);

(c) third, all remaining Collections will be allocated and deposited into the corresponding Series Account(s) to the extent necessary to pay (on a pro rata basis based upon the following amounts due and payable for each Series of Senior Note on or before the next Payment Date): (i) all premiums and other fees relating to any Enhancement(s) in respect of each Series of Senior Notes that are due on or before the next Payment Date and remain unpaid, (ii) any ordinary and customary maintenance fees relating to the Reserve LCs (if any) provided in respect of each Series of Senior Notes that are due on or before the next Payment Date and remain unpaid, (iii) any reimbursement obligations under the Reserve LCs (if any) provided in respect of each Series of Senior Notes (or to reimburse the applicable Reserve Account(s)) to the extent that either a drawing was made therefrom to pay interest on the corresponding Senior Notes or the amount available under the applicable Reserve LCs (if any) and in the applicable Reserve Accounts together is less than the Reserve Account Cap for such Series of Senior Notes, (iv) any reimbursement obligations under any Enhancements for each Series of Senior Notes (if any) to the extent a disbursement was made thereunder to pay interest on the corresponding Senior Notes, (v) any amounts payable to a Hedge Provider relating to any Hedge Agreement(s) in respect of each Series of Senior Notes (if any) that are due on or before the next Payment Date and remain unpaid and (vi) any Quarterly Interest owing in respect of each Series of Senior Notes and payable on or before the next Payment Date;

(d) fourth, all remaining Collections will be allocated and deposited into the corresponding Series Account(s) to the extent necessary to pay (on a pro rata basis based upon the following amounts due and payable for each Series of Senior Notes on or before the next Payment Date) (i) the Quarterly Amortization Amount scheduled to be paid in respect of each Series of Senior Notes (A) on the next Payment Date plus (B) on any previous Payment Date that has not yet been paid and (ii) an amount equal to such amounts that were paid on any previous Payment Dates in respect of principal from the proceeds of any disbursements under any Reserve LC, Reserve Account and/or Enhancement applicable thereto with respect to which the applicable Reserve Account, issuer/confirmer of such Reserve LC or Enhancer has not yet been reimbursed;

(e) fifth, if an Early Amortization Period shall exist with respect to any Series of Senior Notes, then (i) 40% of all remaining Collections will be paid to the Bank as a payment under the Originator Note (unless the Controlling Party of any Series of Senior Notes with respect to which an Early Amortization Event exists informs the Indenture Trustee in writing to reduce or eliminate such percentage of remaining Collections to be paid to the Bank) and (ii) the balance of all remaining Collections will be deposited into the corresponding Series Account(s) to the extent necessary to pay (on a pro rata basis based upon the following amounts due and payable for each Series of Senior Notes with respect to which an Early Amortization Event exists): (A) the aggregate Series Balance of each such Series of Senior Notes plus (B) the aggregate principal amount of each such Series of Senior Notes paid in advance of its scheduled Payment Date from the proceeds of any disbursements under any Reserve LC, Reserve Account and/or Enhancement applicable thereto with respect to which the applicable Reserve Account, issuer/confirmer of such Reserve LC or Enhancer has not yet been reimbursed (it being understood that, with respect to any Series of Senior Notes with respect to which a Make-Whole Premium applies, any allocation to be made pursuant to subclause (ii) will be so allocated along with an allocation of the corresponding amount of Make-Whole Premium payable on the next Payment Date (such amount to be calculated as if the interest rate to which the Interest Rate on such Senior Notes is compared for purposes of determining the amount of the Make-Whole Premium were such comparative interest rate as of the close of business on the preceding Payment Date, less 1% per annum));

(f) sixth, all remaining Collections will be allocated and deposited into the corresponding Series Account(s) to the extent necessary to pay (on a pro rata basis) any amounts owed (including any Other Taxes owed but not yet paid or reimbursed by the Bank, but excluding any Additional Amounts) for each Series of Senior Notes on or before the next Payment Date to any other person (other than the Bank, the SPC, any Affiliate of either thereof and any other person to the extent that such other person’s involvement in the transaction relates to the issuance of a Subordinated Note) (or to fulfill any obligations to such other person, including the depositing of funds into an account for the benefit of such other person);

(g) seventh, all remaining Collections will be allocated and deposited into the corresponding Series Account(s) (on a pro rata basis based upon the following amounts owed on or before the next Payment Date for each Series of Senior Notes) on each New York Business Day to each other person (other than the Bank, the SPC and any Affiliate of either thereof) to whom any Additional Amounts are owed but have not yet been paid by the Bank (any such allocation to constitute a payment under the Originator Note),

(h) eighth, all remaining Collections will be allocated and deposited into the corresponding Series Account(s) to the extent necessary to pay (on a pro rata basis based upon the following amounts due and payable for each Series of Subordinated Notes on or before the next Payment Date): (i) all premiums and other fees relating to the Enhancement(s) (if any) in respect of each Series of Subordinated Notes that are due on or before the next Payment Date and remain unpaid, (ii) any ordinary and customary maintenance fees relating to the Reserve LC(s) (if any) provided in respect of each Series of Subordinated Notes that are due on or before the next Payment Date and remain unpaid, (iii) any reimbursement obligations under the Reserve LCs (if any) provided in respect of each Series of Subordinated Notes (or to reimburse the applicable Reserve Account(s)) to the extent that either a drawing was made therefrom to pay interest on the corresponding Series of Subordinated Notes or the amount available under the Reserve LC(s) (if any) and in the applicable Reserve Account together is less than the Reserve Account Cap for such Series of Subordinated Notes, (iv) any reimbursement obligations under the Enhancements for each Series of Subordinated Notes (if any) to the extent a disbursement was made thereunder to pay interest on the corresponding Series of Subordinated Note(s), (v) any amounts payable to a Hedge Provider relating to any Hedge Agreement(s) in respect of each Series of Subordinated Notes (if any) that are due on or before the next Payment Date and remain unpaid and (vi) any Quarterly Interest owing in respect of each Series of Subordinated Notes and payable on or before the next Payment Date;

(i) ninth, all remaining Collections will be deposited into the corresponding Series Account(s) to the extent necessary to pay (on a pro rata basis based upon the following amounts due and payable for each Series of Subordinated Notes on or before the next Payment Date) the Quarterly Amortization Amount scheduled to be paid in respect of each Series of Subordinated Notes: (i) on the next Payment Date plus (ii) on any previous Payment Date that has not yet been paid plus (iii) that was paid on any previous Payment Dates from the proceeds of any disbursements under any Reserve LC, Reserve Account and/or Enhancement applicable thereto with respect to which the applicable Reserve Account, issuer/confirmer of such Reserve LC or Enhancer has not yet been reimbursed;

(j) tenth, if an Early Amortization Period shall exist with respect to any Series of Subordinated Notes, then: (i) unless a payment has already been made to the Bank under Section 4.2(e)(i) above, 40% of all remaining Collections will be paid to the Bank as a payment under the Originator Note (unless the Controlling Party of any Series of Subordinated Notes with respect to which an Early Amortization Event exists informs the Indenture Trustee in writing to reduce or eliminate such percentage of remaining Collections to be paid to the Bank), and (ii) the balance of all remaining Collections will be deposited into the corresponding Series Account(s) to the extent necessary to pay (on a pro rata basis based upon the following amounts due and payable for each Series of Subordinated Notes with respect to which an Early Amortization Event exists) (A) the aggregate outstanding Series Balance of each such Series of Subordinated Notes plus (B) the aggregate principal amount of each such Series of Subordinated Notes paid in advance of its scheduled Payment Date from the proceeds of any disbursements under any Reserve LC, Reserve Account and/or Enhancement applicable thereto with respect to which the applicable Reserve Account, issuer/confirmer of such Reserve LC or Enhancer has not yet been reimbursed (it being understood that, with respect to any Series of Subordinated Notes with respect to which a Make-Whole Premium applies, any allocation to be made pursuant to subclause (ii) shall be so allocated along with an allocation of the corresponding amount of Make-Whole Premium payable on the next Payment Date (such amount to be calculated as if the interest rate to which the Interest Rate on such Series of Subordinated Notes is compared for purposes of determining the amount of the Make-Whole Premium were such comparative interest rate as of the close of business on the preceding Payment Date, less 1% per annum);

(k) eleventh, all remaining Collections will be allocated and deposited into the corresponding Series Account(s) to the extent necessary to pay (on a pro rata basis) any amounts owed (including any Other Taxes owed but not yet paid or reimbursed by the Bank, but excluding any Additional Amounts) for each Series of Subordinated Notes on or before the next Payment Date to any other person (other than the Bank, the SPC and any affiliate of either thereof) (or to fulfill any obligations to such other person, including the depositing of funds into an account for the benefit of such other person);

(l) twelfth, all remaining Collections will be allocated and deposited into the corresponding Series Account(s) (on a pro rata basis based upon the following amounts owed on or before the next Payment Date for each Series of Subordinated Notes) on each New York Business Day to each other person (other than the Bank, the SPC and any affiliate of either thereof) to whom any Additional Amounts are owed but have not yet been paid by the Bank (any such allocation to constitute a payment under the Originator Note);

(m) thirteenth, all remaining Collections in the Collateral Account will be paid to the SPC to the extent necessary to pay any administrative costs of the SPC (including legal fees and disbursements, fees, indemnities and other payments to underwriters or similar placement agents for the Notes, registered office fees, companies registry fees and taxes) that are due and payable on or before the next Payment Date, which amounts will be used by the SPC to pay such administrative costs as such costs are required to be paid; it being understood that the Indenture Trustee only will distribute such amounts to the SPC with respect to a particular Payment Date (and the Interest Period then ended) to the extent notified thereof not later than two Business Days before the preceding Payment Date; and

(n) fourteenth, all remaining Collections will be paid to the SPC on each New York Business Day (including by payment directly to the Bank as payments under the Originator Note); provided that, if any amounts are due and payable by the Bank under the Transaction Documents (including any Additional Amounts, Repurchase Price or Make-Whole Premium), then the Indenture Trustee shall apply such remaining Collections on behalf of the Bank to the extent of such payments that are due and payable (such amount to constitute a payment under the Originator Note);

provided that if the Indenture Trustee has been notified by the Bank, the Servicer (including in a Servicing Report), the SPC or any Secured Party that the breach of a Debt Service Ratio for any outstanding Series for which the Controlling Party is not an Enhancer has resulted in an Early Amortization Event for such Series but not (or, if still existing, not yet) an Early Amortization Period for such Series (and a Release Date (as defined below) has not yet occurred with respect to such Early Amortization Event), then:

(i) for each of the Indenture Trustee’s first ten Business Days after its receipt of such notice (the eleventh Business Day after the Indenture Trustee’s receipt of such notice, the “Retention Commencement Date”), the allocations pursuant to clauses (m) and (n) will be made as if this proviso did not exist, and

(ii) on the Retention Commencement Date, the Indenture Trustee will promptly notify each of the Designated Depositary Banks that are not then sending Collections in their Concentration Account(s) to the Collateral Account to do so until notified otherwise by the Indenture Trustee, and

(A)	any allocations to the Bank or an affiliate thereof pursuant to clauses (m) and (n) will not be made,

(B)	with respect to each Series for which such an Early Amortization Event has occurred, until the earlier of: (1) the Indenture Trustee’s receipt of notice from the Controlling Party of such Series that this proviso shall no longer apply with respect to such Early Amortization Event and (2) the date at least one month after the calendar month for which such Debt Service Ratio had been breached on which the Indenture Trustee receives a Servicing Report evidencing that (i) the average of the Monthly Debt Service Ratios (in the case of a breach of a Monthly Debt Service Ratio) for the three most recently-reported calendar months is at least equal to the test level from the relevant Quarterly Debt Service Ratio (or as otherwise provided in the applicable Indenture Supplement) for such Series, and (ii) the Quarterly Debt Service Ratios (in the case of a breach of a Quarterly Debt Service Ratio) for the most recently-reported three calendar months (if such three months had been a Quarterly Period) is at least equal to the test level from the relevant Quarterly Debt Service Ratio (or as otherwise provided in the applicable Indenture Supplement) for such Series, (such earlier date, the “Release Date”; and the period from the Retention Commencement Date through the Release Date being the “Retention Period”), the Retained Amount for such Series will be transferred to and retained in the applicable Series Account; thereafter: (x) if the Retention Period for such Series terminates before an Early Amortization Period with respect to such Series commences, then all such amounts in the applicable Series Account will be released from such Series Account and will be allocated to the Bank and its affiliates in the manner provided for in clauses (m) and (n), and (y) if an Early Amortization Period with respect to such Series commences before the Retention Period for such Series terminates, then all such amounts will be retained in such Series Account as if they were an allocation to such Series Account under clause (e)(ii) and will be applied pursuant to the applicable Indenture Supplement on the next Payment Date, and

(C)	all remaining Collections in the Collateral Account in excess of what is required to fund the Retained Amounts for all such Series will be allocated in the manner provided for in clauses (m) and (n) as if this proviso did not exist.

“Retained Amount” with respect to a Series means, for each date of determination, an amount equal to such Series’ pro rata share (based upon the outstanding Series Balance of each Series for which a Retention Period is in effect on such date and for which the proviso below does not apply) of: (a) the amount of Collections that would have been allocated on such date in the manner provided for in clauses (m) and (n) in the absence of the Retention Period for any Series minus (b) unless a payment has already been made to the Bank on such date under clause (e)(i) or (j)(i), such portion of such Collections that would be sent to the Bank on such date pursuant to clause (e)(i) and (j)(i) if an Early Amortization Period with respect to a Series of Subordinated Notes were to exist; provided that, the aggregate Retained Amount for any Series at any time on deposit in its Series Account will not exceed its outstanding Series Balance.

SECTION 4.3 Application of Funds in Series Accounts, Etc. (a) The Indenture Trustee shall deposit into the applicable Series Accounts (i) the amounts allocable thereto pursuant to Section 4.2, (ii) all amounts payable by the Bank on behalf of the SPC in respect of any redemption of the applicable Series or the payment of any Additional Amounts pursuant to Sections 4.13, 5.4 and 6.1 of the Origination Agreement, (iii) the proceeds of any drawing under any applicable Enhancement(s), (iv) all amounts payable by a Hedge Provider pursuant to its Hedge Agreement and (v) any amounts allocable to the Series Accounts from the Coverage Reserve Account, any Reserve Account or any other account established pursuant to the applicable Indenture Supplement.

(b) On each Payment Date or Redemption Date, the Indenture Trustee shall apply or transfer amounts from each of the applicable Series Accounts in the manner set forth in the applicable Indenture Supplements (for payments to Investors, based upon the Investors of record as of the Record Date preceding such date of payment).

(c) If, as of the end of business for the Indenture Trustee on the fourth New York Business Day preceding any Payment Date there are not sufficient funds on deposit in any Series Account (including funds on deposit in the Collateral Account as of such date that are applicable to such Series) to make all of the payments due on or before the next Payment Date with respect to the applicable Series, then (i) the Indenture Trustee shall draw amounts as necessary from either any Reserve LC corresponding to such Series and/or any Reserve Account (if funded) corresponding to such Series (it being understood that all available funds shall first be withdrawn from the Reserve Account corresponding to such Series before any disbursement is requested under any Reserve LC corresponding to such Series), and (ii) to the extent still insufficient, the Indenture Trustee shall draw funds as necessary from the Coverage Reserve Account (if funded) (it being understood that such amounts from the Coverage Reserve Account will be allocated on a pro rata basis among all Senior Notes for which such a shortfall exists and that amounts from the Coverage Reserve Account will not be available for any Subordinated Notes unless there are no Senior Notes Outstanding), and, in each case, deposit such drawn amounts or funds into the applicable Series Account.

(d) With respect to any Series for which an Enhancement has been provided, the applicable Indenture Supplement shall contain the provisions for requesting disbursements thereunder and the manner of applying such disbursements.

SECTION 4.4 Reserve LCs. (a) At the election of the Bank, as an alternative to maintaining all or a portion of the amounts in any Reserve Account, the Bank may request that the SPC replace amounts in such Reserve Account with an unconditional, irrevocable standby letter of credit (each, a “Reserve LC”). Each Reserve LC shall be denominated and payable in the currency of the applicable Series, shall be enforceable by the Indenture Trustee and will be issued (or confirmed) by a financial institution located in the United States or any member country of the OECD (a “Reserve LC Bank”) that has a short-term unsecured senior debt or deposit rating of at least “A-1” by S&P and, if rated by Moody’s and Fitch, at least “P-1” and “F1”, respectively (a “Qualified Reserve LC Bank”), in each case, as demonstrated by the Bank to the Indenture Trustee.

(b) If a Reserve LC Bank ceases to be a Qualified Reserve LC Bank, then the SPC (or the Servicer on its behalf) shall use its best efforts to promptly (and in any event within 30 days of the date that the SPC or the Bank became aware that such Reserve LC Bank ceased to be a Qualified Reserve LC Bank) substitute such Reserve LC Bank with a Qualified Reserve LC Bank. If the SPC fails to substitute such Reserve LC Bank with a Qualified Reserve LC Bank within such 30-day period, then the Indenture Trustee shall draw the full amount of the applicable Reserve LC and deposit such amount in the applicable Reserve Account.

(c) The expiration date of a Reserve LC shall initially be at least one year after the date of issuance thereof. If, with respect to any scheduled expiration of any such Reserve LC, other than an expiration date after the Expected Final Payment Date with respect to the applicable Series, the expiration date thereof is not extended until at least the earlier of (x) the first anniversary of such current expiration date and (y) the date that is ten (10) days after such Expected Final Payment Date, as confirmed by the issuing/confirming Qualified Reserve LC Bank to the Indenture Trustee (or replaced by another Reserve LC) prior to 30 days before the expiration date thereof, then the Indenture Trustee shall draw the full amount thereof before the expiration thereof (but in no event before the fifth New York Business Day before such expiration) and deposit such amount in the applicable Reserve Account.

SECTION 4.5 Coverage Reserve Account. (a) Notwithstanding anything in the Transaction Documents to the contrary, on any date on which any Debt Service Ratio is determined by the Servicer to be below its Trigger Level with respect to any Senior Note(s), but the Debt Service Ratio with respect to such Senior Note(s) is at least 1.0:1x, the Bank may (except, with respect to any Series, as provided in the applicable Indenture Supplement) cure such breach on the date of such breach (the “Breach Date”) by either (i) electing (by written notice to the Indenture Trustee and any Enhancer with respect to such Series, including with delivery with any Servicing Report) to have all amounts then and thereafter payable to it under the Transaction Documents (including in its capacity as Servicer and with respect to any payment under the Originator Note) to be deposited into a segregated trust account that is an Eligible Account in the name of the Indenture Trustee (the “Coverage Reserve Account”; which, on the Closing Date, is maintained at The Bank of New York, ABA #021 000 018, account #[            ] and/or (ii) depositing into the Coverage Reserve Account an amount of U.S. Dollars such that, had such amount been received as DDB Collections during the applicable testing period, such breach would not have occurred. Notwithstanding the foregoing, if the Bank makes an election pursuant to clause (i) above and each Debt Service Ratio is not at or above its respective Trigger Level by the end of the Quarterly Period following the applicable Breach Date, an Early Amortization Event with respect to the applicable Series will be declared effective as of the Breach Date. Notwithstanding anything herein to the contrary, the Bank may exercise its right to cure an Early Amortization Event as described above no more than three times through the Expected Final Payment Date for any particular Series of Notes; provided, that the Bank may not exercise such right more than once during any period of twelve consecutive calendar months.

(b) Pending application in accordance with this Indenture, amounts in the Coverage Reserve Account shall be invested by the Indenture Trustee (at the instruction of the SPC (or the Servicer on its behalf)) in Eligible Investments in Dollars; provided that, in the absence of any such investment instruction, all such amounts shall be invested by the Indenture Trustee in an Eligible Investment of the type described in clause (b) of the definition thereof. Any interest or other gain/loss on any such investment shall (i) remain, or be deposited, in (or be deducted from) the Coverage Reserve Account in accordance with Section 4.3(c) and clause (c) and the Indenture Trustee shall not be required to reimburse any such losses or otherwise have any liability therefor, and (ii) be treated for tax purposes as income/loss of the Bank.

(c) All amounts on deposit in the Coverage Reserve Account shall be distributed by the Indenture Trustee as follows:

(i) on each Payment Date (including the Expected Final Payment Date with respect to any Senior Note) occurring after the exercise by the Bank of its option to fund the Coverage Reserve Account, if amounts on deposit in the Series Account(s) for any Senior Note(s) (unless and until no Senior Notes remain Outstanding, in which event a Subordinated Note) on such Payment Date are less than the related Required Amount for such Series on such date, then the amount of such shortfall(s) shall (to the extent available) be transferred pro rata (based upon the Series Balance of each such relevant Series) from the Coverage Reserve Account to such Series Account(s) and then paid to the applicable Noteholder(s) and other parties entitled to such amounts, as provided in the applicable Indenture Supplement;

(ii) on each Payment Date with respect to which an Early Amortization Period is in effect for any Senior Note(s) (unless and until no Senior Notes remain Outstanding, in which event a Subordinated Note) occurring after the exercise by the Bank of its option to fund the Coverage Reserve Account, all amounts in the Coverage Reserve Account shall be transferred to the applicable Series Account(s) (on a pro rata basis based upon the Series Balance of each such Series) and distributed in accordance with the applicable Indenture Supplement; and

(iii) if the Debt Service Ratios for each Series exceed their Trigger Levels for any three consecutive Quarterly Periods after the Quarterly Period with respect to which the cured breach occurred, then the balance of funds on deposit in the Coverage Reserve Account (including any interest and gains) shall be paid to the Bank as a payment under the Originator Note and additional funds need no longer be deposited into the Coverage Reserve Account unless and until the Bank exercises such option again.

If a balance remains in the Coverage Reserve Account after all of the Senior Notes have been paid in full, then such balance shall be paid to the Bank as provided in clause (iii); provided that if there is then in existence an Early Amortization Period with respect to any Subordinated Note(s), then all such amounts shall be deposited into the Collateral Account and allocated in the manner provided in Section 4.2.

(d) Any amounts to be withdrawn from the Coverage Reserve Account in order to make payment for a Series that is denominated in a currency other than Dollars shall be caused by the Indenture Trustee to be converted into the applicable currency at the time of such withdrawal.

ARTICLE V

MANDATORY REDEMPTION

SECTION 5.1 Mandatory Redemption in Respect of a Default. Upon the occurrence of any Default with respect to a Series, the Controlling Party for that Series may instruct the Indenture Trustee to declare that Series immediately due and payable. Upon receipt of such a request from the Controlling Party of a Series, the Indenture Trustee, by notice in writing to the SPC, each Enhancer (if any), each Rating Agency and the Bank, shall declare such Series immediately due and payable and require the SPC immediately to request the payment on behalf of the SPC of the Repurchase Price corresponding to such Series from the Bank pursuant to Section 6.1 of the Origination Agreement and that Series shall thereupon be immediately due and payable; provided that any Default under Section 6.2(a) of the Origination Agreement shall automatically result in each Series becoming immediately due and payable and shall be deemed to have resulted in a request from the SPC to the Bank for the payment on behalf of the SPC of the Repurchase Price corresponding to all outstanding Series. The SPC shall be required (to the extent that it has received the Repurchase Price from the Bank) to redeem the applicable Series on the next New York Business Day after delivery of such request (or deemed request) for a redemption price equal to the Redemption Price relating thereto. The SPC shall promptly deliver to each applicable Noteholder at its address appearing in the Register a notice stating that such a payment has been requested (or deemed requested) from the Bank, and specifying the Redemption Date, the redemption price payable to such Noteholders and the place(s) of payment of the applicable Note(s).

Upon receipt by the Indenture Trustee pursuant to this Section of the Repurchase Price sufficient for a full redemption of a Series, the Indenture Trustee shall remove any other amounts then on deposit in the Series Account (including any amounts on deposit in the related Reserve Account) for such Series and shall allocate such amounts (as if they were new Collections deposited into the Collateral Account) according to Section 4.2 (including to deliver any excess amounts to the Bank as a payment under the Originator Note).

SECTION 5.2 Mandatory Redemption in Respect of Optional Redemption by the Bank on Behalf of the SPC. Subject to any limitations set forth in any applicable Indenture Supplement, upon the giving by the Bank of the notice required pursuant to Section 5.3 of the Origination Agreement, all (or a portion) of the applicable Note (or Series of Notes) shall become due and payable on the Redemption Date specified in such notice. To the extent that it has received the applicable Repurchase Price from the Bank, the SPC shall be required to redeem all (or the indicated portion of) such Note (or Series of Notes) (and to pay the other amounts specified in the definition of “Redemption Price”) on such Redemption Date for the Redemption Price therefor (if a partial redemption, the principal amount of such redemption shall be applied pro rata to the remaining principal balance of each Note of the relevant Series and shall result in a reduction of each remaining scheduled Quarterly Amortization Amount for such Series on a pro rata basis or in such other manner as is provided in the applicable Indenture Supplement). Promptly after receipt of such notice of such optional redemption, the SPC shall deliver to each applicable Noteholder at its address appearing in the Register a notice stating that the Bank has elected to request the SPC to redeem all or a portion of one or more Note(s), and specifying the Redemption Date, the redemption price payable to such Noteholders and the place(s) of payment of such amounts.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE SPC

SECTION 6.1 Representations and Warranties of the SPC. The SPC hereby represents and warrants, on the Closing Date and as of each Issuance Date, that:

(a) Corporate Existence. It has been duly incorporated, is in good standing and has full power and authority, and all governmental licenses, authorizations, consents and approvals, to execute and deliver the Transaction

Documents to which it is a party and to perform its obligations thereunder, in each case except where any failure thereof is not reasonably likely, alone or in the aggregate, to have a Material Adverse Effect.

(b) Solvency. It is solvent, will not be rendered insolvent under Cayman Islands law by virtue of the transactions effected by the Transaction Documents, is not entering into the Transaction Documents with the actual intent to hinder, delay or defraud its present or future creditors, shareholders or the Investors and is receiving reasonably equivalent value for the Grant of the Purchased Diversified Payment Rights.

(c) Authorization; Non-Contravention. Its execution and delivery of the Transaction Documents to which it is a party, and its performance thereunder: (i) have been duly authorized by all necessary corporate action (including any necessary shareholder action), (ii) require no action by or in respect of, or filing with, any Governmental Authority, except such as have been taken or made on or before the Closing Date (or such Issuance Date), (iii) will not contravene any Applicable Law except to the extent that the failure to comply therewith is not reasonably likely to have a Material Adverse Effect, (iv) will not contravene or constitute a default under any Contractual Obligation, judgment, injunction, order or decree binding upon it or its properties except to the extent that any such contravention or default is not reasonably likely to have a Material Adverse Effect and (v) except pursuant to the Transaction Documents, will not result in the creation or imposition of any Lien on any of its properties or revenues.

(d) Enforceability. Each of the Transaction Documents to which it is a party has been duly executed and delivered by it and (with respect to any Note, upon its authentication by the Indenture Trustee) constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) Applicable Law. It is in compliance with all Applicable Laws except to the extent that the failure to comply therewith is not reasonably likely to have a Material Adverse Effect.

(f) Special Purpose Status. It has not engaged in any activities since its incorporation (other than those incidental to its incorporation and other appropriate corporate steps, including the issuance of shares and arrangements for the payment of fees to its directors, the purchase of the Purchased Diversified Payment Rights, the authorization and the issuance of the Notes, the execution of the Transaction Documents to which it is a party and the performance of the activities referred to in or contemplated by such agreements).

(g) No Early Amortization Event or Default. There exists: (i) no Early Amortization Event or Default and (ii) no event the existence of which would be an Early Amortization Event or Default with the expiration of any applicable grace period, the delivery of notice or both.

(h) Representations Regarding Purchased Diversified Payment Rights. Upon the execution and delivery of the Deed of Assignment and the Origination Agreement, it has good title to the Purchased Diversified Payment Rights, free and clear of all Liens, other than the Liens of the Indenture Trustee and Liens for taxes, assessments and other governmental charges payable by the SPC and not yet due.

(i) [Reserved].

(j) Collections. The Origination Agreement and Deed of Assignment create for the SPC the enforceable right to require the Bank to deliver the Collections to (or on behalf of) the SPC to the extent provided therein.

(k) Security Interest. The Indenture Trustee has a first priority perfected security interest in the Collateral for the benefit of the Secured Parties (subject only to any Liens for taxes, assessments and other governmental charges payable by the SPC and not yet due and payable); provided that the Indenture Trustee will not have a security interest in any Collections that are deposited into an account that is not subject to an Acknowledgment to the extent that such Collections are not “identifiable” cash proceeds of Purchased Diversified Payment Rights pursuant to the applicable Uniform Commercial Code, and such failure will not constitute a breach of this representation unless (a) the Bank, the SPC or the Servicer has (i) taken any action to make any such Collections non-identifiable, (ii) omitted to take any reasonable action that would make such Collections identifiable or (iii) breached another representation or covenant the result of which caused or allowed such deposit to be made, or (b) any Person other than the SPC or the Indenture Trustee has a Lien of any kind thereon.

(l) No Material Litigation. There is no litigation, arbitration, tax or labor claim or other similar action or proceeding of or before any arbitrator or Governmental Authority pending or (to its knowledge) threatened against it or any of its properties or revenues that individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

(m) Not an Investment Company. It is not an “investment company” or a company directly or indirectly controlled by an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

(n) Taxes. Each of the following statements is true, except to the extent that the potential liability to the SPC as a result of the circumstances causing any such statement to be untrue is not reasonably likely to have a Material Adverse Effect: (i) the SPC has filed or caused to be filed all tax returns that are required to be filed by it and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and/or revenues and all other taxes, fees or other charges imposed upon it or any of its property and/or revenues by any Governmental Authority (other than any amount the validity of which currently is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established to the extent required by generally accepted accounting principles), (ii) no tax Lien has been filed against the SPC or any of its properties or revenues and (iii) to the best of its knowledge, no claim is being asserted with respect to any such tax, fee or other charge. The SPC is not currently subject to income or similar taxes in the Cayman Islands; it being understood that the SPC has applied for a Tax Exemption Undertaking from the government of the Cayman Islands which would exempt the SPC from any such tax, fee or other charge for a period of 20 years, and the SPC expects to receive such undertaking prior to the first Payment Date.

(o) Sovereign Immunity. It is subject to civil and commercial law with respect to its obligations under the Transaction Documents, and its execution, delivery and performance of and under the Transaction Documents constitute private and commercial acts rather than public or governmental acts. Neither it nor any of its properties or revenues have any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to any obligations under the Transaction Documents. Neither the Cayman Islands government nor the government of any other jurisdiction owns any of its share capital.

(p) Employees, Subsidiaries. It has no employees other than the Authorized Officers empowered to perform its obligations under the Transaction Documents, has no Subsidiaries and has no place of business outside of the Cayman Islands.

(q) Taxes upon Execution of Transaction Documents. Except as set forth in the next paragraph, neither the execution and delivery of the Transaction Documents nor the enforcement thereof are subject to any registration or transfer tax, stamp duty, mortgage recordation tax or similar levy imposed by or within the United States or the Cayman Islands or any political subdivision or taxing authority thereof or therein other than those that have been paid on or before the Closing Date or applicable Issuance Date.

Cayman Islands stamp duty may be payable if any of the Transaction Documents is executed or received in the Cayman Islands. Such duty would be nominal except in the case of any Transaction Document containing a mortgage, being a security by way of a legal or equitable mortgage or charge of moveable or immoveable property situated in the Cayman Islands, which would attract a maximum duty of CI$500.00 (approximately US$600.00). In the case of the Notes, such duty would be CI$0.25 per CI$100.00 or part thereof of the full amount of each Note subject to a maximum amount of duty of CI$250.00 per

Note unless duty of CI$500.00 is paid in respect of the issue of all the Notes of the same Series, in which case no further duty would be payable in respect of any individual Note.

(r) Margin Compliance. No part of the proceeds of the sale of the Notes have been or will be used by the SPC, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation X of the Board of Governors of the Federal Reserve System.

ARTICLE VII

COVENANTS OF THE SPC

SECTION 7.1 Covenants of the SPC. The SPC agrees that so long as any amount payable by it under any Transaction Document remains unpaid:

(a) Indebtedness. It shall not incur any indebtedness (including contingent obligations) other than Permitted Indebtedness.

(b) No Liens. It shall not create or suffer to exist any Liens on the Collateral other than Permitted Liens and Liens for taxes, assessments and other governmental charges payable by the SPC and not yet due.

(c) Disposal of Assets. It shall not sell, assign, lease, transfer or otherwise dispose of any interest in the Collateral, except pursuant to the Transaction Documents or upon the direction of the Indenture Trustee in connection with the enforcement of its rights under the Transaction Documents.

(d) Investments. It shall not create or acquire any Subsidiaries or, other than as specifically contemplated by the Transaction Documents, make any Investment.

(e) Dealings with Share Capital. It shall not, so long as an Early Amortization Event or Default for any Series (or any event that would be an Early Amortization Event or Default for any Series with the expiration of any applicable grace period, the delivery of notice or both) exists, pay any dividends or make any other distribution in respect of its share capital or, during the existence of an Early Amortization Event or Default with respect to any Series, make payments under the Originator Note (other than pursuant to the provisions of Section 4.2).

(f) Consolidations, Mergers, Sales of Assets. It shall not consolidate or merge with or into any other Person or (except pursuant to the Transaction Documents) sell, lease or otherwise transfer or dispose of, directly or indirectly, whether in a single transaction or a series of related transactions, all or any part of its assets to any other Person.

(g) Conduct of Business. It shall not engage in any business activity other than as required or contemplated under the Transaction Documents.

(h) Restrictions on Certain Actions. It shall not take, or knowingly permit to be taken, any action that would terminate, or discharge or prejudice the validity or effectiveness of, any of the Transaction Documents or the validity, effectiveness or priority of the Liens created thereby.

(i) Ownership and Management. It shall not take, or knowingly permit to be taken, any action that would change its ownership and management, such that it will be owned or managed by the Bank or any Affiliate.

(j) Maintenance of Existence. It shall preserve and keep in full force and effect its corporate existence, rights and privileges necessary or desirable in the normal conduct of business, including maintaining its registered office in the Cayman Islands.

(k) Payment of Obligations. It shall pay and discharge in full, at or before maturity, all of its obligations and liabilities (including tax liabilities) and use its best efforts to comply with all Applicable Laws relating to taxes, except where the validity of which currently is being contested by the SPC in good faith by appropriate proceedings and with respect to which adequate reserves have been established by the SPC to the extent required by generally accepted accounting principles.

(l) Compliance with Laws. It shall comply with all Applicable Laws except where the necessity of compliance therewith is being contested by the SPC in good faith by appropriate proceedings or where the failure so to comply is not reasonably likely to have a Material Adverse Effect.

(m) Use of Proceeds. It shall use all of the proceeds of the Notes to make payments to the Bank under the Origination Agreement.

(n) Amendment of Transaction Documents. It shall not agree or consent to any amendment, modification or waiver of any provision of any Transaction Document (other than this Indenture, the Indenture Supplements and the Notes, amendments and modifications of which shall be governed by Article XI, and the Trust Agreements and the Certificates, amendments and modifications of which shall be governed by the provisions thereof), without: (i) the consent of the Indenture Trustee (subject to Article X), the Bank and each Controlling Party of any Series affected thereby and (ii) written confirmation from each Rating Agency that such amendment, modification or waiver will not result in the withdrawal or reduction of the rating of any Series rated by such Rating Agency below the lower of the initial and then-current rating assigned thereto by such Rating Agency (without giving effect to any applicable Enhancement(s)); provided that the SPC may agree to any amendment, modification or waiver of any such provision of any Transaction Document without any such consent or confirmation (except from the Bank) as follows (it being understood that the SPC shall promptly send to the Indenture Trustee and each Rating Agency a copy of any such amendment, waiver or modification):

(i) to add to the representations and/or covenants of the SPC for the benefit of the Secured Parties or surrender for the benefit of the Secured Parties any right or power conferred upon the SPC; or to add to the representations and/or covenants of the Bank or the Servicer for the benefit of the SPC or surrender for the benefit of the SPC any right or power conferred upon the Bank or the Servicer;

(ii) to cure any ambiguity or to correct or supplement any provision contained in the Transaction Documents that may be defective or inconsistent with any other provision contained therein; or

(iii) to make such other provisions in regard to matters or questions arising under the Transaction Documents as the parties thereto may deem necessary or desirable that are not inconsistent with the provisions thereof and that shall not materially adversely affect the interests of any of the Secured Parties; provided that an Opinion of Counsel shall be addressed and delivered to the Indenture Trustee opining that such amendment, waiver or modification does not materially adversely affect the interests of any of the Secured Parties under the Transaction Documents.

(o) Functions Performed by the SPC. It shall not establish or maintain an office or other fixed place of business in the United States either directly or through an agent. The SPC shall not perform (and shall not cause or authorize others on its behalf to perform as agent, independent contractor or otherwise) any of the following functions within the United States:

(i) solicit sales of its own share capital;

(ii) accept any stockholder subscriptions;

(iii) negotiate, make or direct the negotiation or making of contracts (including the Transaction Documents);

(iv) issue instructions to the Indenture Trustee, its agents or others;

(v) communicate with its shareholders, the Secured Parties or the general public (including any notices required to be sent pursuant to the Transaction Documents); provided that the SPC may communicate with any such Persons in the United States so long as the location at which or from which it shall conduct such communications shall be outside the United States;

(vi) except as specifically provided in the Transaction Documents, maintain a bank account or a payment facility;

(vii) conduct shareholders’, Investors’ or directors’ meetings;

(viii) maintain or audit its corporate records and books of account;

(ix) except as specifically provided in the Transaction Documents, disburse payments of dividends, principal, interest, legal fees, accounting fees, officers’ and directors’ salaries or any other expenses;

(x) execute the Notes and deliver the Notes to the Indenture Trustee for authentication (it being understood that the authentication by the Indenture Trustee may occur in the Cayman Islands, the United States or elsewhere); or

(xi) conduct any other activity or engage in any other transaction, except to the extent that such activities or other transactions are required or expressly permitted under the Transaction Documents to be done in the United States by or on behalf of the SPC.

(p) Officers, Directors and Employees. No officer, director or employee of the SPC shall (i) be a citizen or resident of the United States or (ii) if a citizen or resident of the United States, knowingly engage in any activities that would cause the SPC to be engaged in a United States trade or business (including conducting any activities on behalf of the SPC within the United States).

(q) Information. It shall at all times give to the Indenture Trustee and each Trustee such information in its possession that the Indenture Trustee and/or such Trustee may reasonably require for the purpose of the discharge of the trusts, powers, rights, duties, authorities and discretions vested in it hereunder, under any other Transaction Document or by operation of Applicable Law. Additionally, the SPC shall promptly deliver to the Indenture Trustee, any Enhancer and each Trustee any material notices, opinions of counsel, financial statements, officers’ certificates or other forms of communication that it receives pursuant to the Subject Contracts.

(r) Rule 144A Information. For so long as any of the Notes and/or Certificates remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the SPC shall furnish, upon the request of any Investor, such information as is specified in Rule 144A(d)(4) under the Securities Act (i) to such Investor, (ii) to a prospective purchaser of such Note or Certificate (or beneficial interests therein) who is a QIB designated by such Investor and (iii) to the Indenture Trustee or any Trustee for delivery to any applicable Investors or such prospective purchaser so designated, in each case in order to permit compliance by such Investor with Rule 144A in connection with the resale of such Note or Certificate (or beneficial interest therein) in reliance upon Rule 144A unless, at the time of such request, the SPC is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is included in the list of foreign private issuers that claim exemption from the registration requirements of Section 12(g) of the Exchange Act (and therefore is required to furnish the SEC certain information pursuant to Rule 12(g)3-2(b) thereunder). All such information shall be in the English language.

(s) Notices. If at any time (i) any Early Amortization Event or Default (or any event that would be an Early Amortization Event or Default with the expiration of any applicable grace period, the delivery of notice or both) occurs or (ii) any Lien is imposed upon any of the Collateral, other than Permitted Liens and Liens for taxes, assessments and other governmental charges payable by the SPC and not yet due and payable, then the SPC shall promptly (and, in any event, within one Business Day after its knowledge thereof) notify the Indenture Trustee and each Enhancer (if any) in writing thereof.

(t) Inspection of Property, Books and Records. It shall keep proper books of record and account in accordance with applicable tax and accounting principles at its offices outside the United States in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and shall permit representatives of the Indenture Trustee, at the sole expense of the SPC, any Enhancer or the Investors, at their own expense, to visit and inspect any of its properties or offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

(u) Further Assurances. It shall execute such further documents and do all acts and things as are necessary or as the Indenture Trustee may reasonably request at any time in order to (i) to the extent available, perfect the security interests in the Collateral and maintain such perfection, and (ii) otherwise give effect to the Transaction Documents.

(v) Amendments of Organizational Documents. It shall not, without the prior written consent of the Indenture Trustee, initiate (or otherwise agree to) any amendment, supplement or other modification of its Memorandum or Articles of Association or any other organizational or governing documents.

(w) Transfer Obligation. Except as otherwise specifically provided in the Transaction Documents, the SPC agrees that any Collections or other proceeds that it receives (for any reason whatsoever) in respect of the Purchased Diversified Payment Rights in a manner not in compliance with the Transaction Documents shall be (i) if held by the SPC, deposited into the Collateral Account, and (ii) if held by another Person on behalf of the SPC (including the Servicer or any bank with which the SPC maintains an account), instructed to be deposited into the Collateral Account, in each case promptly (but in any event within two Business Days) after the SPC’s obtaining knowledge of its (or such other Person’s) receipt thereof.

(x) Maintenance of Office. There shall at all times be maintained by the SPC an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange and for payment thereof and where notices and demands to or upon the SPC in respect of the Notes, this Indenture and/or the Indenture Supplements may be served. Such office or agency shall be initially at the Corporate Trust Office. Written notice of any change of location thereof shall be given by the SPC to the Indenture Trustee, the Bank (and, if the Bank is not the Servicer, the Servicer), the Noteholders, each Enhancer (if any) and each Rating Agency. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office, and the SPC hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.

ARTICLE VIII

EARLY AMORTIZATION EVENTS

SECTION 8.1 Early Amortization Events. Unless otherwise specified in the related Indenture Supplement, if an Early Amortization Event shall occur with respect to any Series, then the Controlling Party of such Series, by notice then given in writing to the SPC and the Indenture Trustee, may declare that the Early Amortization Period with respect to such Series has commenced; provided that upon the occurrence of (a) any Default for which a Repurchase Price has been required to be paid with respect to such Series, the election (or deemed election) by such Controlling Party to require that the Bank pay the Repurchase Price for such Series shall automatically result in the commencement of the Early Amortization Period with respect to such Series, and (b) any failure to pay any interest, Quarterly Amortization Amount or other amounts scheduled to be paid to the Noteholders and/or Enhancers of any Series on the Expected Final Payment Date with respect to such Series shall automatically result in the commencement of the Early Amortization Period with respect to such Series.

ARTICLE IX

TERMINATION OF THE INDENTURE; UNCLAIMED MONIES

SECTION 9.1 Satisfaction and Discharge of Indenture. If (i) the SPC shall have paid the principal of, premium (if any), interest and all other amounts payable by the SPC in accordance with this Indenture and the other Transaction Documents and all amounts payable to each Enhancer under the Transaction Documents have been paid in full, and (ii) the Indenture Trustee has received from the SPC an

Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent for the satisfaction and discharge of this Indenture, each Indenture Supplement and each Enhancement have been satisfied, then the Indenture Trustee, upon the written request of and at the expense of the SPC, shall execute proper instruments acknowledging such satisfaction of (and discharging) this Indenture (including all Indenture Supplements) and releasing the security interests Granted herein. The SPC agrees to reimburse or cause the reimbursement of the Indenture Trustee promptly for any duly documented costs or expenses thereafter reasonably incurred and to compensate the Indenture Trustee for any services thereafter reasonably rendered by the Indenture Trustee in connection with this Indenture (which agreement shall survive the termination hereof).

SECTION 9.2 Repayment of Monies and Transfer of Collateral, Investments and Monies Held by the Indenture Trustee. Following the satisfaction and discharge of this Indenture as described in Section 9.1, all Collateral, investments and monies then held by the Indenture Trustee under this Indenture (including all Indenture Supplements) shall, upon written demand of the SPC, be repaid or, as the case may be, released, assigned or transferred to the SPC, and thereupon the Indenture Trustee shall be released from all further liability with respect to such Collateral, investments and monies.

SECTION 9.3 Return of Monies Held by the Indenture Trustee. Any monies deposited with or paid to the Indenture Trustee for the payment of the principal, premium (if any), interest or any other amount due with respect to any Series and not applied but remaining unclaimed for three years (or such lesser time as the Indenture Trustee shall be satisfied, after notice from the SPC, is one month before the escheat period provided under Applicable Law) after the date upon which such principal, premium, interest or other amount shall have become due and payable, shall (to the extent not required to escheat to any Governmental Authority), upon the written request of the SPC be repaid by the Indenture Trustee to or for the account of the SPC, the receipt of such repayment to be confirmed promptly in writing by or on behalf of the SPC, and, to the extent permitted by Applicable Law, the Person claiming such money shall thereafter look only to the SPC for any related payment that it may be entitled to receive, and all liability of the Indenture Trustee with respect to such monies shall thereupon cease.

ARTICLE X

CONCERNING THE INDENTURE TRUSTEE

SECTION 10.1 Duties of the Indenture Trustee; Certain Rights of the Indenture Trustee. (a) Except during the existence of an Early Amortization Period, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or any Indenture Supplement against the Indenture Trustee. If an Early Amortization Period exists, then the Indenture Trustee shall exercise the rights and powers vested in it by the Transaction Documents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Neither the Indenture Trustee, its agents nor its Affiliates shall be liable for any act or omission made in connection with this Indenture or the other Transaction Documents except in the case of their own gross negligence or willful misconduct. In furtherance, and not in limitation, of the Indenture Trustee’s rights, duties and protections hereunder, and unless otherwise specifically provided in this Indenture, the Indenture Trustee shall (subject to the terms hereof and of the other Transaction Documents) grant such consents, make such requests and determinations and take or refrain from taking such actions as are permitted (but not expressly required) to be granted, made or taken by the Indenture Trustee under the Transaction Documents, as the Controlling Party(ies) of each of the applicable Series shall direct in writing (in each case, subject to clause (c)). No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its (or, except to the extent the appointment thereof was approved by the applicable Controlling Party(ies) in accordance with Section 10.2(b), its agents’ or Affiliates’) gross negligence or willful misconduct; provided that:

(i) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Indenture or any of the other Transaction Documents against the Indenture Trustee,

(ii) in the absence of gross negligence or willful misconduct on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed in any Transaction Document and upon any statements, certificates, reports or opinions furnished to the Indenture Trustee pursuant to any of the Transaction Documents and conforming to the requirements of the Transaction Documents (it being understood that, in the absence of gross negligence or willful misconduct on the part of the Indenture Trustee, the Indenture Trustee need not confirm, recalculate and/or investigate the accuracy of any statements or mathematical calculations),

(iii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers unless the Indenture Trustee was grossly negligent in ascertaining the pertinent facts, nor shall the Indenture Trustee be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the written direction of one or more

Controlling Party(ies) under, or believed by it to be authorized or permitted by, this Indenture or any of the other Transaction Documents, and shall not be liable for accepting, or acting upon, any decision made by the Controlling Parties in accordance herewith, and

(iv) in no event shall the Indenture Trustee be liable under or in connection with this Indenture for indirect, special, incidental or punitive losses or damages of any kind whatsoever, including lost profits, whether or not foreseeable, even if the Indenture Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(c) (i) The Indenture Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting upon, and shall not be bound to make any investigation into the facts or matters stated in, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, guaranty or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person(s); provided that the Indenture Trustee may make such further inquiry or investigation as it shall determine to be appropriate and, in connection therewith, shall be entitled (personally or by agent or attorney) to examine the books, records and premises of the SPC and/or the Servicer as provided in Section 7.1(t) hereof and Section 2.2(d) of the Servicing Agreement (it being understood that the Indenture Trustee shall comply with relevant banking secrecy laws in performing such examination). Notwithstanding the foregoing, the Indenture Trustee may disclose any such information discovered by it in connection with such examination (A) to any of its directors, members, officers, employees, representatives, accountants, auditors, attorneys and agents and to any of its Affiliates, Subsidiaries and parents and any of their respective directors, members, officers, employees, representatives, accountants, auditors, attorneys and agents (collectively referred to herein as the “Indenture Trustee’s Representatives”); (B) to any government agency with jurisdiction over the Indenture Trustee, the Indenture Trustee’s Representatives or the transaction contemplated herein; (C) to any Rating Agency; and (iv) as may be required by law or regulation, judicial or administrative order, ruling or judgment or legal obligation to disclose (which may include, by way of example and not by way of limitation, any discovery or disclosure demands or requirements issued or arising in any judicial or administrative investigation or proceeding).

(ii) Except as provided in Section 2.7(b), the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any of the other Transaction Documents at the request, order or direction of any Controlling Party(ies) unless such Controlling Party(ies) shall have furnished to (or caused to be furnished to) the Indenture Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including attorneys’ fees and expenses, that might be incurred by the Indenture Trustee therein or thereby.

(iii) Except as otherwise provided in this Indenture, nothing in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is payable to it but not reasonably assured to it.

(iv) As a condition to the taking of or omitting to take any action by it hereunder, the Indenture Trustee may consult with counsel or other experts of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action reasonably taken or omitted by it hereunder in good faith and in reliance thereon.

(v) For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Early Amortization Event or Default unless a Responsible Officer has Actual Knowledge thereof or unless written notice thereof is received by the Indenture Trustee at the Corporate Trust Office; provided that the Indenture Trustee shall be deemed to have notice of the failure of any Person to deliver funds, reports or certificates to the Indenture Trustee when scheduled to be delivered to the Indenture Trustee under the Transaction Documents to which it is a party (or a third-party beneficiary or a pledgee).

(vi) Any request or direction of an Investor, an Enhancer, the SPC, the Bank, the Servicer or any other Person to the Indenture Trustee shall be sufficiently evidenced by a written request or order signed in the name of such Person by an Authorized Officer of such Person. Any resolution adopted by any such Person in connection with such a request or direction shall be sufficiently evidenced by a copy of such resolution certified by the secretary or an assistant secretary (or similar officer) of such Person to have been duly adopted and to be in full force and effect.

(vii) Wherever in the administration of this Indenture and/or any Indenture Supplement the Indenture Trustee shall reasonably deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Indenture Trustee (unless other evidence is specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, rely upon an Officers’ Certificate of the applicable Person.

(d) Whether or not expressly so provided, every provision of this Indenture and the other Transaction Documents relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to this Section.

SECTION 10.2 Indenture Trustee not Liable for Collateral; Performance of Indenture Trustee’s Duties. (a) Neither the Indenture Trustee nor its agents shall be liable to any person for any delay in or failure of the payment under any of the Collateral or for any nonperformance or default on the part of any party (other than the Indenture Trustee and its agents) under the Transaction Documents. The Indenture Trustee makes no representation or warranty, express or implied, as to the existence, sufficiency, title, value, condition or collectibility of the Collateral or the validity, sufficiency, perfection, priority or enforceability of any interest therein or in any amounts or investments standing from time to time to the credit of any of the Trust Accounts (or in or with respect to any earnings thereon) or in respect of any of the Transaction Documents, whether implied or by reason of any action or omission to act on its part hereunder.

(b) The Indenture Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by the Transaction Documents, act by Responsible Officer(s) of the Indenture Trustee (or duly-authorized officers of its Affiliates), and the Indenture Trustee may also execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodians or nominees (in each case, provided that such agent, attorney, accountant, custodian or nominee (unless an Affiliate of the Indenture Trustee) shall have been approved by each Controlling Party; and provided further that such agent, attorney, accountant, custodian or nominee shall have agreed in writing to be bound by this Indenture with respect to the activities that it has agreed to perform). The Indenture Trustee shall give prompt notice to the SPC of the appointment (and termination thereof) of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice to the SPC of any subdelegate.

(c) The Indenture Trustee and its Affiliates may from time to time enter into normal banking and trustee relationships with the SPC, the Bank, any Investor, any Trustee, the Servicer and their respective Affiliates; provided that, except in a fiduciary capacity, the Indenture Trustee may not invest in any Series in its own name.

(d) The Indenture Trustee shall have no responsibility for preparing or filing any financing or continuation statement (or other instrument or document) in any public office at any time or to reflect the Sale of the Purchased Diversified Payment Rights to the SPC or the ownership interest of the SPC therein or otherwise to perfect or maintain the perfection of any security interest or Lien granted to it hereunder, nor shall the Indenture Trustee have any responsibility to prepare or file any United States Securities and Exchange Commission filing with respect to any Series or to record this Indenture or any other Transaction Document. The Indenture Trustee nevertheless agrees that it shall: (i) sign any instrument or document provided to it that it reasonably believes is necessary or desirable to accomplish any such results and (ii) at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Collateral that result from actions by, or claims against, the Indenture Trustee (including in its individual capacity) that are not related to the ownership or the administration of the Collateral for the purposes hereof.

(e) The Indenture Trustee shall not be required to provide, on its own behalf, any surety, bond or other kind of security in connection with the execution of any of its trusts or powers under this Indenture, any applicable Indenture Supplement or any other Transaction Document or the performance of its duties hereunder or thereunder.

(f) The recitals contained herein, in any Indenture Supplement or in the Notes, except the Indenture Trustee’s certificates of authentication and the representations contained in Section 10.10, shall not be taken as the statements of the Indenture Trustee, and the Indenture Trustee assumes no responsibility for their correctness. Subject to Section 10.10, the Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, any Indenture Supplement or the Notes, except that the Indenture Trustee hereby represents and warrants that each Indenture Supplement shall be executed on behalf of the Indenture Trustee and each Note shall be authenticated and delivered by such of its officers who are duly authorized to execute, authenticate and deliver such Indenture Supplement or Note, as the case may be, on the Indenture Trustee’s behalf.

(g) The Indenture Trustee shall not be accountable for the use or application by the SPC, the Bank, the Servicer or any other Person (except itself) of the Notes or the proceeds thereof, nor shall the Indenture Trustee be accountable for the use or application by any Person (except itself) of any payments or other amounts collected in respect of the Collateral, whether now or hereafter owned by or required to be transferred to the SPC. In addition, the Indenture Trustee shall not be accountable for the use or application by any such Person of any funds deposited in or withdrawn from any Trust Account or other account or required to be so deposited or withdrawn, other than any funds held by or on behalf of the Indenture Trustee and over which the Indenture Trustee has exclusive dominion and control. Furthermore, the Indenture Trustee shall not be accountable for the use or application of any securities or other property or the proceeds thereof that shall be released from the Lien of the Transaction Documents and be used by the SPC, the Bank, the Servicer or any other Person (except itself) other than in accordance with the Transaction Documents.

(h) No provision of this Indenture or any other Transaction Document shall be deemed to impose any duty or obligation on the Indenture Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under the Transaction Documents, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate Applicable Law binding upon it.

(i) The rights, privileges, protections, immunities and benefits provided to the Indenture Trustee hereunder (including its right to be indemnified) are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder and to each of its agents, custodians and other Persons duly employed by the Indenture Trustee hereunder.

SECTION 10.3 Resignation and Removal; Appointment of Successor Indenture Trustee; Eligibility. (a) The Indenture Trustee may resign and be discharged of the trust created by this Indenture at any time by giving written notice to the Bank (and, if the Bank is not the Servicer, the Servicer), the SPC, the Noteholders, each Enhancer (if any) and each Rating Agency, and such resignation shall take effect upon receipt by the Indenture Trustee of an instrument of acceptance of appointment executed by a successor trustee as provided in Section 10.4.

(b) The Indenture Trustee may be removed as trustee at any time, with or without cause, upon written notice by Controlling Parties, subject to Section 11.10, representing Series with an aggregate Outstanding Series Balance of more than 50% of the aggregate Outstanding Series Balances of all Series (the “Majority Controlling Parties”) delivered to the Indenture Trustee, the Bank (and, if the Bank is not the Servicer, the Servicer) and the SPC, and (unless such notice provides otherwise) such removal shall take effect upon receipt by the Indenture Trustee of an instrument of acceptance of appointment executed by a successor trustee as provided in Section 10.4.

(c) If at any time any of the following occurs:

(i) the Indenture Trustee ceases to be eligible to act as the Indenture Trustee in accordance with subsection (f) and fails to resign after written request for such resignation by the SPC or any Controlling Party; or

(ii) the Indenture Trustee becomes incapable of acting, or (in its individual capacity) shall be adjudged a bankrupt or insolvent or a receiver or liquidator of the Indenture Trustee (in its individual capacity) or of its property shall be appointed, or any public officer takes charge or control of the Indenture Trustee (in its individual capacity) or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the SPC or the Majority Controlling Parties may remove the Indenture Trustee and appoint a successor Indenture Trustee meeting such eligibility requirements by notifying the Indenture Trustee in writing (with a copy to the SPC, the Bank (and, if the Bank is not the Servicer, the Servicer), the Rating Agencies and such successor Indenture Trustee).

(d) If at any time the Indenture Trustee shall resign or be removed or otherwise become incapable of acting as trustee hereunder, or if at any time a vacancy shall occur in the office of the Indenture Trustee for any other cause, then the SPC may appoint a qualified successor trustee. If no such successor trustee is appointed by the SPC within 30 days after the Indenture Trustee’s delivery of written notice of resignation or upon such removal or vacancy, then the SPC, the Indenture Trustee or any Controlling Party may request a court to make such appointment.

(e) Notwithstanding anything herein to the contrary, and unless the applicable Indenture Supplement provides otherwise, if the Indenture Trustee is removed by the Majority Controlling Parties or the SPC as provided in subsections (b) and (c), and if any Trustee is an Affiliate of the Indenture Trustee, then such Trustee shall also be removed in accordance with the applicable Trust Agreement; provided that no such removal shall take effect without the other such removal taking effect simultaneously.

(f) Any Indenture Trustee (but not any co-trustee or separate trustee appointed pursuant to Section 10.9), however appointed, shall be a corporation that (i) is organized and doing business under the laws of the United States or of any state or territory of the United States or of the District of Columbia that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state, territorial or District of Columbia authority, (ii) has a combined capital and surplus of at least $100,000,000 and (iii) has its corporate trust office or principal office in New York City, or any other major city in the United States that is acceptable to the SPC. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining state or Federal authority, then for the purposes of this Section 10.3, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee ceases to be eligible in accordance with this Section to act as trustee, then the Indenture Trustee shall resign immediately as Indenture Trustee as specified in subsection (a) or may be removed as specified in subsection (c). Any newly-appointed Indenture Trustee shall give notice of its appointment to each Rating Agency.

SECTION 10.4 Acceptance of Appointment by Successor Indenture Trustee. (a) Any successor trustee appointed as provided in Section 10.3 shall execute, acknowledge and deliver to the Noteholders, the SPC and to its predecessor trustee an instrument accepting such appointment hereunder, and, subject to Section 10.3, thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein; provided that at the written direction of a Controlling Party or written request of the successor trustee, the Indenture Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Indenture Trustee all the rights and powers of the Indenture Trustee so ceasing to act. Upon written request of any such successor Indenture Trustee, the Noteholders and the SPC shall execute any and all instruments in writing for fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights and powers. Any predecessor Indenture Trustee shall nevertheless retain the right and priority under Article IV to be paid any amounts then due it pursuant to this Indenture and that remain unpaid.

(b) No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible to act as the Indenture Trustee under Section 10.3(f).

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the successor trustee shall notify each Noteholder of such appointment by first-class mail at its last addresses as shall appear in the Register, and shall mail a copy of such notice to the SPC and the Bank (and, if the Bank is not the Servicer, the Servicer). If the acceptance of appointment is substantially contemporaneous with the resignation of the previous Indenture Trustee, then the notice called for by the preceding sentence may be combined with the notice called for by Section 10.3.

SECTION 10.5 Certain Procedural Matters. The Indenture Trustee, in its own name and as trustee of an express trust, at the written direction of each Controlling Party (or, with respect to any Series, the Controlling Party of such Series), shall be entitled and empowered to (a) institute any action or proceeding at law or in equity for the collection of any amounts due and unpaid or the enforcement of any other rights of the Secured Parties, (b) prosecute any such action or proceeding to judgment or final decree and (c) enforce any such judgment or final decree against the SPC, the Bank or the Servicer and collect in the manner provided by Applicable Law the monies adjudged or decreed to be payable.

SECTION 10.6 Indenture Trustee Fees and Expenses. (a) The SPC covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, compensation as agreed between the SPC and the Indenture Trustee from time to time (which compensation shall not be limited by any provision of Applicable Law in regard to the compensation of a trustee of an express trust). In addition, the Indenture Trustee shall be entitled to additional compensation from the SPC for (to the extent duly documented):

(i) costs incurred for collection and administration of any assets not held directly with the Indenture Trustee and for distributing assets;

(ii) performing any additional or extraordinary services requested by the SPC, the Bank, the Servicer, the Investors, the Enhancers, the Rating Agencies or any representative of the foregoing; and

(iii) preparing and filing any report, return or other document, not otherwise routinely prepared by the Indenture Trustee, that may be required with respect to the trust created hereunder.

(b) The SPC covenants and agrees to pay or reimburse the Indenture Trustee and each predecessor Indenture Trustee, upon its request, for all duly documented expenses, disbursements and advances reasonably incurred or made by or on behalf of it in accordance with this Indenture or the other Transaction Documents (including the reasonable compensation of, documented expenses of and disbursements by its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its own (or its agents’) gross negligence or willful misconduct or as may be incurred due to the Indenture Trustee’s breach of its representations and warranties set forth in Section 10.10.

(c) The SPC shall indemnify each of the Indenture Trustee and any predecessor Indenture Trustee and their agents for, and shall hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of such Person), arising out of or in connection with the acceptance or administration of the trust hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own (or its agents’) gross negligence or willful misconduct.

(d) All payments, reimbursements and indemnities under subsections (a), (b) and (c) shall be made as provided in Section 4.2.

(e) When the Indenture Trustee incurs expenses or renders services in connection with any Early Amortization Event or Default, the expenses (including the reasonable compensation of, duly documented expenses of and disbursements by its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable United States federal or state or non-U.S. bankruptcy, insolvency or other similar law.

(f) The provisions of this Section shall survive the satisfaction, discharge or termination of this Indenture and the resignation or removal of the Indenture Trustee.

SECTION 10.7 Documents Furnished to the Noteholders. (a) Subject to Section 2.9, promptly upon its receipt thereof, the Indenture Trustee shall furnish to each Noteholder (and each Note Owner who so requests in accordance with this paragraph, including any Trustee), each Enhancer and each Rating Agency in the manner provided in Section 12.9 a copy of any certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal or other paper or document it receives from the SPC, the Bank or the Servicer pursuant to this Indenture or any other Transaction Document to be furnished to the Indenture Trustee. Upon the Indenture Trustee’s receipt from any Note Owner of a written request containing (i) a certificate that such Person is a Note Owner and (ii) an address for delivery, the Indenture Trustee shall, until the Indenture Trustee receives notice or determines that such Person is no longer a Note Owner (which notice each such Person shall promptly provide to the Indenture Trustee), deliver to such Note Owner a copy of any such certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal or other paper or document promptly after its receipt thereof.

(b) As promptly as practicable after, and in any event within five Business Days after, the receipt by the Indenture Trustee of notice or Actual Knowledge by any of its Responsible Officers of any Early Amortization Event or Default (or an event that would be an Early Amortization Event or Default with the expiration of any applicable grace period, giving of notice or both) with respect to any Series, the Indenture Trustee shall promptly notify the Noteholders (including each Note Owner and any Trustee), each Enhancer (if any) thereof and each Rating Agency rating such Series.

SECTION 10.8 Provisions Relating to the Collateral.

(a) Proceedings Against Collateral. In addition to the actions provided herein, in the event of any Early Amortization Period the Indenture Trustee may, at the direction of each Controlling Party (or, with respect to any Series, the Controlling Party of such Series) (i) institute proceedings to seek or enforce any remedy to protect and enforce any of its rights or powers with respect to the Collateral and (ii) take any other action of a secured party available under Applicable Law.

(b) Indenture Trustee’s Actions in Event of Proceedings. At any time that the Indenture Trustee is entitled to institute proceedings to enforce this Indenture, an Indenture Supplement and/or any Note, the following shall be applicable:

(i) the Indenture Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise to recover judgment against the SPC on this Indenture, any Indenture Supplement and/or the Notes or against any other party to any Subject Contract for the whole amount due and unpaid thereunder and may prosecute any such claims or proceedings to judgment or final decree against the SPC or such other party and collect the monies adjudged or decreed to be payable in any manner provided by Applicable Law, whether before, after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture or of the Subject Contracts, or of any of the Indenture Trustee’s rights or the rights of the Secured Parties under this Indenture, any Indenture Supplement, any Note and/or any of the Subject Contracts, and such power of the Indenture Trustee shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture, any Indenture Supplement, any Note and/or of the Subject Contracts or for the foreclosure of the Lien hereof;

(ii) except as required by Applicable Law or the terms of such judgment or final decree, no recovery of any judgment or final decree by the Indenture Trustee and no levy of any execution under any such judgment upon any of the Collateral shall in any manner or to any extent affect the Lien of this Indenture upon any of the Collateral, or any rights, powers or remedies of the Indenture Trustee, but all such Liens, rights, powers and remedies shall continue unimpaired as before;

(iii) the Indenture Trustee in its own name, or as trustee of an express trust, as the case may be, shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and the Secured Parties allowed in any receivership, insolvency, bankruptcy, intervention, moratorium, liquidation, readjustment, reorganization, liquidation, supervision of payments or any other judicial or other proceedings relative to the SPC, the creditors of the SPC or any other party to any Subject Contract, and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial or other proceeding is hereby authorized to make such payments to the Indenture Trustee (or, in the event that the Indenture Trustee shall consent to the making of such payments, directly to the applicable Secured Parties) and to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding;

(iv) all rights of action and of asserting claims under this Indenture, any Indenture Supplement, any Note and/or any of the Subject Contracts enforceable by the Indenture Trustee may be enforceable by the Indenture Trustee to the extent permitted by Applicable Law without possession of any of such documents or the production thereof at the trial or other proceedings relative thereto;

(v) in case the Indenture Trustee shall have proceeded to enforce any right under this Indenture, any Indenture Supplement, any Note and/or any of the Subject Contracts by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then in every such case the SPC, the Secured Parties, the Indenture Trustee and the other parties to the Subject Contracts shall, to the extent permitted by Applicable Law, be restored without further act to their respective former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee and the Secured Parties shall continue as though no such proceedings had been taken, except to the extent determined in litigation adversely to the Indenture Trustee and/or the Secured Parties; and

(vi) the Indenture Trustee and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner.

(c) Waiver of Appraisement, Valuation, Stay and Right to Marshaling. To the extent it may do so under Applicable Law, the SPC for itself and for any Person who may claim through or under it hereby:

(i) agrees that neither it nor any such Person shall plead, claim or in any manner whatsoever take advantage of any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, that may delay, prevent or otherwise hinder (A) the performance, enforcement or foreclosure of this Indenture or any of the other Transaction Documents or (B) the sale or other enforcement of the Collateral as provided herein;

(ii) waives all benefit or advantage of any such laws;

(iii) waives and releases all rights to have the Collateral marshalled upon any foreclosure, sale or other enforcement of this Indenture or any of the other Transaction Documents; and

(iv) consents and agrees that all the Collateral may be sold by the Indenture Trustee either as an entirety or in any number and size of parts.

(d) Remedies Cumulative; Delay or Omission Not a Waiver. To the extent permitted by Applicable Law, every remedy given hereunder to the Indenture Trustee or to the Secured Parties shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by Applicable Law. The Indenture Trustee may exercise all or any of the powers, rights or remedies given to it hereunder or that may be now or hereafter given by Applicable Law or otherwise in its absolute discretion. No course of dealing or course of performance between the SPC and the Indenture Trustee or the Secured Parties, or any delay or omission of the Indenture Trustee or any Secured Parties to exercise any right, remedy or power, shall impair any right, remedy or power or shall be construed to be a waiver of any right, remedy or power of the Indenture Trustee or the Secured Parties therein, and every right, remedy and power given to the Indenture Trustee or to the Secured Parties by Article IX or this Article may, to the extent permitted by Applicable Law, be exercised from time to time and as often as may be deemed expedient by the Indenture Trustee and/or the Secured Parties.

(e) Control by Controlling Parties.

(i) Except as specifically provided in the Transaction Documents to the contrary, the consent of each Controlling Party shall be required to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for the benefit of the Secured Parties, or exercise any trust or power conferred on the Indenture Trustee.

(ii) Subject to Article XI, the Controlling Party of any Series shall have the right (by notice to the Indenture Trustee) to direct the Indenture Trustee, including through standing instructions, as to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to such Series, or exercising any trust, right, authority or power conferred on the Indenture Trustee under the corresponding Indenture Supplement or this Indenture with respect to such Series.

(iii) Notwithstanding subsections (i) and (ii), the Indenture Trustee has the right to decline to follow any such direction (A) if the Indenture Trustee, being advised by counsel that is reasonably acceptable to such Controlling Party(ies), determines that the action or proceeding so directed may not lawfully be taken, (B) if the Indenture Trustee in good faith by its board of directors, the executive committee or a trust committee of directors or Responsible Officers determines that the action or proceeding so directed would involve the Indenture Trustee in personal liability, or (C) if the Indenture Trustee in good faith so determines that the actions or forbearances specified in or pursuant to such direction would likely be unduly prejudicial to the interests of the Investor(s) and Enhancer(s) (if any) of the applicable Series not joining in the giving of said direction; it being understood that the Indenture Trustee shall have no duty to ascertain whether or not such actions or forbearances are or would be unduly prejudicial to such Investor(s) and Enhancer(s) (if any); and provided further that nothing in this Indenture or any Indenture Supplement shall impair the right of the Indenture Trustee to take any action deemed proper by the Indenture Trustee and that is not inconsistent with such direction.

(iv) Whenever the Indenture Trustee is required to decide between alternative courses of action permitted or required by this Indenture or under any other Transaction Document, the Indenture Trustee may promptly give notice (in such form as shall be appropriate under the circumstances) to the Noteholder(s) and Enhancer(s) (if any) of the applicable Series requesting instruction as to the course of action to be adopted, and to the extent the Indenture Trustee acts in good faith in accordance with any written instruction of the Controlling Party(ies) of such Series, the Indenture Trustee shall not be liable on account of such action to any Person. If the Indenture Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as may reasonably be specified in such notice), it shall take or refrain from taking such action not inconsistent with this Indenture or the other Transaction Documents as it shall deem to be in the best interest of the Investor(s) and Enhancer(s) (if any) of such Series, and, in the absence of its (or its agents’) gross negligence or willful misconduct, shall have no liability to any Person for such action or inaction.

(v) If the Indenture Trustee is unsure as to the application of any provision of this Indenture or any other Transaction Document or any such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provisions or in the event that this Indenture or any other Transaction Document permits any determination by the Indenture Trustee or is silent or is incomplete as to the action that the Indenture Trustee is required to take with respect to a particular set of facts, then the Indenture Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Noteholder(s) and Enhancer(s) (if any) of the applicable Series requesting instruction and, to the extent the Indenture Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Controlling Party(ies) of such Series, the Indenture Trustee shall not be liable on account of such action or inaction to any Person. If the Indenture Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as may reasonably be specified in such notice), it shall take or refrain from taking such action not inconsistent with this Indenture or the other Transaction Documents as it shall deem to be in the best interests of the Investor(s) and Enhancer(s) (if any), and, in the absence of its (or its agents’) gross negligence or willful misconduct, shall have no liability to any Person for such action or inaction.

(f) Certain Actions after Government Intervention. Without limiting any of the rights, remedies or obligations of the Indenture Trustee and the Secured Parties set forth herein, if any Governmental Authority of Jamaica shall intervene in the business of the Bank, the Servicer and/or the SPC in such a manner as to deprive the SPC and/or the Indenture Trustee of the Collections in respect of the Purchased Diversified Payment Rights, then the SPC shall immediately notify the Indenture Trustee and, upon receipt of such notice or upon the Indenture Trustee’s obtaining Actual Knowledge thereof or notice thereof from any Secured Party, the Indenture Trustee may take all actions it shall deem necessary or advisable to protect the interests of the SPC and/or the Indenture Trustee, for the benefit of the Secured Parties, in the Collateral, including as described in subsection (g).

(g) Notice to Non-Designated Depositary Banks. If the Indenture Trustee becomes aware that any Person is receiving Collections in respect of Purchased Diversified Payment Rights for any reason, including as a result of governmental intervention, in contravention of the Transaction Documents, then the Indenture Trustee shall notify such Person (by delivering a notice in substantially the form of Exhibit A with copies to be sent to the Bank and the Servicer, if the Bank is no longer the Servicer) of the SPC’s and the Indenture Trustee’s interest in such Purchased Diversified Payment Rights (including the related Collections) under the Transaction Documents and direct such Person to deliver the Collections on such Purchased Diversified Payment Rights to the Indenture Trustee.

(h) Limitation on Suits. The Secured Parties (other than the Indenture Trustee) shall not have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or any other Transaction Document for the appointment of a receiver or trustee or for any other remedy unless:

(i) the Indenture Trustee has received the notice required pursuant to subsection (a) requesting that the Indenture Trustee institute proceedings related to such written direction;

(ii) the provisions of Section 10.1(c)(ii) hereof shall have been met;

(iii) the Indenture Trustee for 60 days after its receipt of such notice, request and indemnity has failed to institute any such proceedings; and

(iv) no direction inconsistent with such written request has been received by the Indenture Trustee during such 60-day period from any Controlling Party;

it being understood and intended that the Secured Parties shall not have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or any other Transaction Document to enforce any right under this Indenture or any other Transaction Document, except in the manner herein provided.

SECTION 10.9 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Person(s) to act as co-trustee(s) or separate trustee(s) of all or any part of the Collateral, and to vest in such Person(s), in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable (it being understood that the Indenture Trustee shall remain primarily responsible for the satisfaction of all of its obligations under the Transaction Documents). Except to the extent required by Applicable Law for the appointment of such co-trustee or separate trustee(s) to be effective, each co-trustee or separate trustee hereunder shall not be required to meet the terms of eligibility as a successor trustee under Section 10.3. The Indenture Trustee shall notify the Bank (and, if the Bank is not the Servicer, the Servicer), the SPC, the Noteholders and each Enhancer (if any) of any such appointment.

(b) Every separate trustee and co-trustee shall, to the extent permitted by Applicable Law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any Applicable Law of any jurisdiction in which any particular act(s) are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no such co-trustee or separate trustee so appointed hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or, with or without cause, remove any co-trustee or separate trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then co-trustee and separate trustees as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Indenture and the conditions of this Article. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any co-trustee or separate trustee may at any time constitute the Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Applicable Law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by Applicable Law, without the appointment of a new or successor trustee.

SECTION 10.10 Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants, as of the date hereof and each Issuance Date, that:

(a) it is a banking corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party, including the power and authority to accept the trust created hereunder;

(b) each Transaction Document to which it is a party has been duly authorized by all necessary action on its part, and neither the execution and delivery thereof, nor the consummation by it of the transactions contemplated thereby nor compliance by it with any of the terms and provisions thereof (i) requires any approval of its shareholders, (ii) contravenes any Applicable Law, or any judgment or order of any court, binding upon it or any of its properties, (iii) contravenes or results in any breach of or constitutes any default under any Contractual Obligation to which it is a party or by which any of its properties may be bound or affected or (iv) results in the creation of any Lien upon any of its property or revenues;

(c) each Transaction Document to which it is a party has been duly executed and delivered by it and is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(d) neither the execution nor delivery by it, either in its individual capacity or as Indenture Trustee, as the case may be, of any Transaction Document to which it is a party, or its performance thereunder, requires the consent, approval or authorization of or the giving of notice to, the registration with or the taking of any other action in respect of any Governmental Authority, except such as have been taken or made on or before the Closing Date (or such Issuance Date) and remain in full force and effect; and

(e) each Note shall be authenticated and delivered by a Person who is duly authorized to authenticate and deliver such Note on its behalf.

SECTION 10.11 Merger, Conversion, Consolidation and Succession. Any corporation or other company into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or other company succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder (provided that such corporation or other company shall be otherwise qualified and eligible hereunder) without the execution or filing of any paper or any further action on the part of any of the parties hereto. If any Notes shall have been authenticated but not delivered by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes. The Indenture Trustee shall promptly (but in any event no later than the New York Business Day thereof) notify the SPC, the Bank (and, if the Bank is not the Servicer, the Servicer), the Noteholders, each Enhancer (if any) and each Rating Agency of any such merger, conversion, consolidation or succession of business.

SECTION 10.12 Money Held in Trust. Money held by the Indenture Trustee hereunder or pursuant to any Indenture Supplement (including in any Trust Account) shall be held by it in trust for the applicable Secured Parties and shall be segregated from other funds. The Indenture Trustee shall not have any personal liability for interest upon any such monies except as provided for herein or in any Indenture Supplement.

SECTION 10.13 No Action Except under Specified Documents or Instructions. The Indenture Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Collateral except: (a) in accordance with the powers granted to and the authority conferred upon the Indenture Trustee pursuant to this Indenture and any other Transaction Document and (b) in accordance with any document or instruction delivered to the Trustee pursuant hereto.

SECTION 10.14 Not Acting in its Individual Capacity. Except as provided in this Article, in accepting the trusts hereby created, the entity acting as Indenture Trustee acts solely as Indenture Trustee hereunder and not in its individual capacity and, except as provided in this Article, all Persons having any claim against the Indenture Trustee by reason of the transactions contemplated by this Indenture, any Indenture Supplement or any Note shall look only to the Collateral for payment or satisfaction thereof.

SECTION 10.15 Maintenance of Office or Agency. (a) The SPC hereby appoints the Indenture Trustee as the initial paying agent for the Notes. The Indenture Trustee (in its capacity as paying agent) and any co-paying agents shall be referred to herein collectively as the “Paying Agent.”

(b) Any corporation into which any Authorized Agent (other than the Indenture Trustee, matters with respect to which are set forth in Section 10.11) may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

(c) Any Authorized Agent (other than the Indenture Trustee, matters with respect to which are set forth in Section 10.3(a)) may at any time resign by giving written notice of resignation to the Indenture Trustee, the SPC and the Bank (and, if the Bank is not the Servicer, the Servicer). The SPC may, and at the request of the Indenture Trustee or the Majority Controlling Parties shall, at any time terminate the agency of any Authorized Agent (other than the Indenture Trustee, matters with respect to which are set forth in Section 10.3) by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the SPC), the SPC shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Indenture Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The SPC shall give written notice of any such appointment made by it to the Indenture Trustee; and in each case the Indenture Trustee shall mail notice of such appointment to all applicable Noteholders as their names and addresses appear on the Register.

(d) The SPC agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services (other than the Indenture Trustee, for whom compensation is provided otherwise) and to reimburse it for its reasonable and duly documented expenses (including the reasonable costs and expenses of counsel). All such payments and reimbursements shall be made as provided in Section 4.2.

The SPC agrees that it will not agree to any annual payments (exclusive of cost reimbursements) to any such Authorized Agent in excess of US$2,500 without the prior written consent of the Bank and the Indenture Trustee (acting at the direction of the Majority Controlling Parties).

(e) There shall at all times be maintained by the Indenture Trustee an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange and for payment thereof and where notices and demands to or upon the Indenture Trustee in respect of the Notes, this Indenture and/or the Indenture Supplements may be served. Such office or agency shall be initially at the Corporate Trust Office. Written notice of any change of location thereof shall be given by the Indenture Trustee to the SPC, the Bank (and, if the Bank is not the Servicer, the Servicer), the Noteholders, each Enhancer (if any) and each Rating Agency.

SECTION 10.16 Withholding Taxes; Information Reporting. (a) The Indenture Trustee shall comply with all backup withholding tax and information reporting requirements that it is required to comply with under Applicable Law (including the Code and the Treasury regulations issued thereunder) in respect of any payment on, or in respect of, the Notes. The Indenture Trustee agrees that it shall act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts distributable in respect of the Notes, that it shall withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders, that it shall file any necessary withholding tax returns or statements when due and that, as promptly as possible after the payment thereof, it shall deliver to each Noteholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Noteholder may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file with respect to taxes. For purposes of reporting on Internal Revenue Service Form 1041 (and any statement attached thereto) or any successor form thereto, the Indenture Trustee shall separately set forth information reported with respect to the Notes. In order to comply with certification, identification, information, documentation or other reporting requirements, the Noteholders shall be required to provide the Indenture Trustee with all reasonably requested forms (including Internal Revenue Service Forms W-8BEN, W-8IMY, W-8ECI, W-8EXP, W-9 and other applicable forms).

(b) Pursuant to the Origination Agreement, the Bank has agreed, except in certain circumstances, that all distributions in respect of the Notes or otherwise under the Transaction Documents, whether in respect of interest, principal or other amounts, shall be made without deduction or withholding for any Taxes unless such Taxes are required by any taxing authority to be deducted or withheld. Further, if any such Taxes are required to be deducted or withheld, then the Bank, subject to certain exceptions provided in the Origination Agreement, has agreed to pay for the benefit of the applicable recipients such Additional Amounts as would have been received by them had no such Taxes been required. To the extent any such Additional Amounts are received by the Indenture Trustee, it shall distribute such amounts to the Noteholder(s), Enhancers or other Persons entitled thereto. The Indenture Trustee shall provide copies of any documentation relating to such amounts to the applicable recipients in accordance with Section 4.13(c) of the Origination Agreement.

SECTION 10.17 Force Majeure. In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XI

SUPPLEMENTAL INDENTURES

SECTION 11.1 Supplemental Indentures without Consent of the Secured Parties. The SPC, the Bank and the Indenture Trustee may from time to time and at any time without the consent of the Noteholders, any Enhancer, any other Secured Party or any Rating Agency enter into a written Indenture Supplement for one or more of the following purposes:

(i) to convey, transfer, assign, mortgage or pledge any property or assets to the Indenture Trustee as additional collateral for the Secured Parties, to add to the representations and/or covenants of the SPC for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the SPC; or to add to the representations and/or covenants of the Bank or the Servicer for the benefit of the SPC or surrender for the benefit of the SPC any right or power conferred upon the Bank or the Servicer;

(ii) to make such other provisions in regard to matters or questions arising under this Indenture, the Notes or any Indenture Supplement as the SPC and the Indenture Trustee may deem necessary or desirable that shall not be inconsistent with the provisions hereof and that shall not adversely affect the interests of any of the Secured Parties; provided that an Opinion of Counsel shall be addressed and delivered to the Indenture Trustee opining that such Indenture Supplement (i) does not adversely affect the interests of any of the Secured Parties, (ii) will not cause any Note not to be treated as indebtedness for United States federal income tax purposes and (iii) will not increase the discretionary authority of the Indenture Trustee without the consent of the Controlling Parties;

(iii) to cure any ambiguity or to correct or supplement any provision contained in this Indenture that may be defective or inconsistent with any other provision contained herein or in the Transaction Documents; provided that an Opinion of Counsel shall be addressed and delivered to the Indenture Trustee opining that such Indenture Supplement (i) does not adversely affect the interests of any of the Secured Parties, (ii) will not cause any Note not to be treated as indebtedness for United States federal income tax purposes and (iii) will not increase the discretionary authority of the Indenture Trustee without the consent of the Controlling Parties; and

(iv) to establish the terms of any Additional Series permitted to be issued under Article II; provided that no such Indenture Supplement shall alter the provisions of this Indenture (or an Indenture Supplement) applicable to any other Note (or Series of Notes).

The Indenture Trustee is hereby authorized to join in the execution of any such Indenture Supplement, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder. A copy of any such executed Indenture Supplement shall be promptly delivered by the Indenture Trustee to each Rating Agency and each Enhancer (if any).

SECTION 11.2 Supplemental Indentures with Consent of the Controlling Parties. Subject to Section 11.1, and only with the written consent of each Controlling Party, the SPC, the Bank and the Indenture Trustee may, from time to time and at any time, enter into a written Indenture Supplement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any Note (or Series of Notes) or any Indenture Supplement or of modifying in any manner the rights of the Secured Parties in respect thereof; provided that, for any such amendments of any Note (or Series of Notes) or the Indenture Supplement relating thereto, only the consent of the applicable Controlling Party, the SPC, the Indenture Trustee and the Bank shall be required. Upon the request of the SPC, accompanied by a copy of the Indenture Supplement and upon the filing with the Indenture Trustee of evidence of the consent of the Controlling Parties (or Controlling Party, as applicable) required hereunder, the Indenture Trustee shall join with the SPC in the execution of such Indenture Supplement.

Notwithstanding anything to the contrary in the preceding paragraph, no such amendment to this Indenture, any Note or any Indenture Supplement shall, without the consent of every Noteholder (and, if applicable, Certificateholder) and each Enhancer of each Series, in each case which could reasonably be expected to be adversely affected thereby:

(a) reduce in any manner the amount of, or alter the priority of, or delay the timing of, any distributions that are required to be made herein on any Note (or Series of Notes) or to be paid to any Enhancer, or change any date of payment on any Note (or Series of Notes), or change the place of payment where, or the coin or currency in which, any Note (or Series of Notes) or any payment to any Enhancer is payable, or impair the right to institute suit for the enforcement of any such payment or distribution;

(b) except as otherwise specifically provided herein, permit the disposition of the Collateral or any portion thereof;

(c) reduce the percentage of the aggregate Series Balance of such Series or otherwise alter the requirements of any such amendment that is required for any such amendment, or reduce such percentage required for any waiver or instruction provided for in this Indenture;

(d) modify any of Section 11.1, 11.8 or 11.10 or the provisions of this Section; or

(e) materially increase the discretionary authority of the Indenture Trustee.

A copy of any Indenture Supplement executed in accordance with this Section shall be promptly delivered by the Indenture Trustee to each Rating Agency.

SECTION 11.3 Document Affecting Immunity or Indemnity. If, in the reasonable opinion of the Indenture Trustee, any document required to be executed by it pursuant to Section 11.1 or 11.2 adversely affects any interest, right, duty, immunity or indemnity in favor of the Indenture Trustee under this Indenture or any Indenture Supplement, then the Indenture Trustee may in its discretion decline to execute such document.

SECTION 11.4 Effect of Indenture Supplements. Upon the execution of any Indenture Supplement, this Indenture, previous Indenture Supplements and the Note(s) affected thereby shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, the SPC and the Secured Parties affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Indenture Supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 11.5 Documents to be Given to the Indenture Trustee. The Indenture Trustee need not execute any Indenture Supplement unless it has received an Officer’s Certificate and Opinion of Counsel each stating that such Indenture Supplement complies with the applicable provisions of this Indenture.

SECTION 11.6 Notation on Notes in Respect of Indenture Supplements. Notes authenticated and delivered after the execution of any Indenture Supplement may bear a notation in form and manner approved by the SPC and the Indenture Trustee as to any matter provided for by such Indenture Supplement. If the SPC or the Indenture Trustee shall so determine, a new Note so modified as to conform, in the opinion of the Indenture Trustee (upon advice of counsel), to any modification of this Indenture or any previous Indenture Supplement contained in any such Indenture Supplement may (at the SPC’s expense) be prepared by the SPC, authenticated by the Indenture Trustee and delivered to the applicable Noteholder in exchange for the applicable Note then Outstanding.

SECTION 11.7 Meetings of Noteholders. (a) A meeting of Noteholders of any Series may be held at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by such Noteholders. The Indenture Trustee may at any time call a meeting of the Noteholders of any Series for any such purpose to be held at such time and at such place as the Indenture Trustee shall reasonably determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Indenture Trustee to each applicable Noteholder not less than 30 nor more than 60 days before the date fixed for the meeting. In case at any time the SPC or Noteholders holding at least 10% of the aggregate Outstanding Series Balance of any Series shall have requested the Indenture Trustee to call a meeting of the Noteholders of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at such meeting, the Indenture Trustee shall call such a meeting for such purposes by giving notice thereof.

(b) To be entitled to vote at any meeting of Noteholders, a Person must be a Noteholder or a Person duly appointed by an instrument in writing as proxy for a Noteholder. The quorum at any meeting of any Series called to adopt a resolution shall be Noteholders of at least a majority of the Outstanding Series Balance of that Series. Any instrument given by or on behalf of any Noteholder in connection with any consent to any modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Note. Any action taken at a duly called and held meeting of any Noteholders of any Series shall be conclusive and binding on all Noteholders of such Series, whether or not they gave consent or were present at the meeting. The Indenture Trustee may make such reasonable and customary regulations as it shall deem advisable for any meeting of Noteholders with respect to proof of the appointment of proxies, the record date for determining the registered Noteholders entitled to vote (which date shall be set forth in the notice of meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of such meeting, the conduct of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall deem appropriate. A record of the proceedings of each meeting of Noteholders shall be prepared by the party calling the meeting and a copy thereof shall be delivered to the SPC and the Indenture Trustee. In connection with any voting by the Noteholders, reference is hereby made to Section 11.10.

SECTION 11.8 Amendments to Transaction Documents. If the Indenture Trustee receives a request for a consent to any amendment, modification, waiver or supplement in respect of any Transaction Document (other than this Indenture, any Indenture Supplement or any Note, amendments to each of which are addressed in Sections 11.1 and 11.2), then the Indenture Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each affected Noteholder that is registered on the Register as of such date and each affected Enhancer (if any). The Indenture Trustee shall request from such Noteholders and Enhancers (if any) directions as to (a) whether or not the Indenture Trustee should take or refrain from taking any action that it has the option to take and (b) whether or not to give or execute any waivers, consents, amendments, modifications or supplements that it is entitled to give or execute. Provided that such a request for such direction shall have been made, in directing any action or casting any such vote or giving any such consent, the Indenture Trustee shall vote in favor of such amendment, modification, waiver or supplement only with the consent of each Controlling Party (determined, with respect to any such amendment, modification, waiver or supplement that does not affect every Series, as if such unaffected Series were not Outstanding) and otherwise shall vote against such amendment, modification, waiver or supplement. Notwithstanding the foregoing, without the consent of every affected Enhancer and Noteholder (and, if applicable, Certificateholder) the Indenture Trustee shall not consent to any amendment, modification, waiver or supplement to any such Transaction Document that would: (i) materially increase the discretionary authority of the Indenture Trustee, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, and/or (ii)(A) release any of the Collateral (except as otherwise specifically provided in the Transaction Documents) or (B) reduce in any manner the amount of, or alter the priority of, or delay the timing of, any payments that are required to be made under such Transaction Documents, change the date of any such payments, or change the place of payment where, or the coin or currency in which, such payments are payable. In connection with any voting by the Noteholders and Certificateholders, reference is hereby made to Section 11.10.

SECTION 11.9 Solicitation of Noteholders and Enhancers. The SPC shall, upon reasonable request from the Indenture Trustee, provide the Indenture Trustee with sufficient information, to the extent such information is reasonably available to the SPC, sufficiently far in advance of the date a decision is required, to enable each Noteholder, Note Owner and Enhancer (if any) to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the Transaction Documents.

SECTION 11.10 Notes Held by the SPC, the Bank or Their Affiliates. Notwithstanding anything herein or in the other Transaction Documents (including any Indenture Supplement relating to any Additional Series) to the contrary, should any Notes or Certificates (or beneficial interests therein) be owned by the SPC, the Bank or any of their respective Affiliates, any vote to be taken by Investors (including any vote relating to the preceding paragraph) shall exclude from such voting the vote relating to (and principal amount of) Notes or Certificates (or beneficial interests therein) of any such Person. In addition, while any Senior Note remains Outstanding, any vote to be taken by Investors and/or Controlling Parties shall exclude from such voting the vote relating to (and Series Balance of) any Subordinated Note(s).

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 Payments; Currency Indemnity. (a) Except to the extent otherwise stated, each payment to be made hereunder, under any Indenture Supplement or on any Note shall be made on the required payment date in the applicable currency and in immediately available funds at the office of the payee set forth in Section 12.9 or to such other office or account as may be specified by any party in a notice to the applicable sender of such payment.

(b) Dollars and, with respect to any Series issued in a currency other than Dollars, each such other currency (the “Applicable Currency”) are the sole currency of account and payment for all sums payable under or in connection with this Indenture, any Indenture Supplement or any Note, including with respect to indemnities. Any amount received or recovered in a currency other than the Applicable Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the SPC or otherwise) (such other currency, the “Judgment Currency”) in respect of any sum expressed to be due on the Notes and under this Indenture or any Indenture Supplement shall only constitute a discharge of such obligation to the extent of the amount of the Applicable Currency that the payee of such amounts due is able to purchase with the amount so received or recovered in the Judgment Currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If such amount of Applicable Currency is less than the amount expressed to be due on the Notes, under this Indenture or any applicable Indenture Supplement, then the payor shall indemnify the payee of such amounts against any loss sustained by it as a result. In any event, the payor shall indemnify the payee of such amounts against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the payee of such amounts to certify in a reasonable manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of the Applicable Currency been made with the amount so received in the Judgment Currency on the date of receipt or recovery (or, if a purchase of the Applicable Currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations hereunder, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such payee and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any amount due hereunder, under any applicable Indenture Supplement or under any Note.

SECTION 12.2 Absolute Obligations. This Indenture shall not terminate, nor shall the obligations of the parties hereto be otherwise affected, by reason of: (a) the invalidity or unenforceability of this Indenture or any other Transaction Document or any other agreement entered into in connection therewith, (b) any action or inaction by the SPC, the Bank or any other Person other than the Indenture Trustee taken in accordance with the other provisions hereof, (c) the occurrence of an Early Amortization Event or any other default by any party under any Transaction Document or other document delivered in connection therewith, (d) any insolvency of or any bankruptcy, reorganization or other proceeding affecting the Bank, the SPC or any other Person or any action that may be taken by any receiver, trustee or liquidator (or other similar official) or by any court in connection therewith or (e) any other cause, whether similar or dissimilar to the foregoing, any present or future Applicable Law to the contrary notwithstanding, it being the intention and agreement of the parties hereto, and the basis of the bargain, that all payment and performance obligations of the parties hereunder, under any Indenture Supplement and under any Note shall continue to apply in all events in the manner and at the times herein or therein provided unless and until such obligations shall have been discharged pursuant to the express provisions of this Indenture, the applicable Indenture Supplement or the applicable Note. Nothing in this Section shall preclude any separate, independent claim that any Person may have for the breach of any representation, warranty, covenant, undertaking or agreement made hereunder.

SECTION 12.3 Successors and Assigns. This Indenture shall be binding upon and inure to the benefit of each party hereto and their respective successors (whether by merger, consolidation or otherwise) and assigns. The SPC agrees that it shall not assign or otherwise transfer all or any portion of its rights hereunder or assign or delegate any of its obligations hereunder without: (a) the prior written consent of each of the Controlling Parties (both with respect to Senior Notes and Subordinated Notes) and the Indenture Trustee and (b) the receipt by the Indenture Trustee from each Rating Agency of written confirmation that such assignment, transfer or delegation shall not result in such Rating Agency withdrawing or reducing its rating on any Series below the lower of such Series’ current rating and initial rating from such Rating Agency.

SECTION 12.4 Third-Party Beneficiaries. The parties hereto hereby agree that: (a) each Secured Party shall have the rights of a third-party beneficiary of the provisions hereof with respect to its rights hereunder and, except as provided otherwise herein, may enforce such provisions as if such Person were party hereto, (b) each Controlling Party shall have the rights of a third-party beneficiary of the provisions hereof relating to the rights of Controlling Parties and may enforce such provisions as if such Person were party hereto and (c) the Bank shall have the rights of a third-party beneficiary of the provisions hereof that grant certain rights to it (including Sections 4.2(e)(i), (j)(i) and (n) and Sections 4.4(a), 7.1(m), 10.15(e), 11.1, 11.2 and 12.18) and may enforce such provisions as if it were a party hereto.

SECTION 12.5 Governing Law. THIS INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 12.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Applicable Law.

SECTION 12.7 Modification of Agreement. Subject to Article XI, all modifications, consents, amendments or waivers of any provision of this Indenture shall be effective only if the same shall be in writing between the SPC and the Indenture Trustee and then shall be effective only in the specific instance and for the specific purpose for which given. A copy of each such modification, consent, amendment and waiver shall be provided by the SPC to each Enhancer and each Rating Agency.

SECTION 12.8 Severability. Any provision of this Indenture, any Indenture Supplement or any Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.9 Notices. (a) Except as otherwise provided in any Indenture Supplement for any Note (or Series of Notes), all notices, instructions, directions, requests and demands delivered in connection herewith shall be in English and shall be in writing (including by fax or, to any party other than the Indenture Trustee, electronic delivery) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received (including by courier), addressed as follows in the case of the Indenture Trustee, the SPC and each Rating Agency:

If to the Indenture Trustee:

The Bank of New York, as Indenture Trustee

101 Barclay Street

Floor 21 West

New York, New York 10286

Attention: Corporate Trust Administration - Global

                 Structured Finance Unit

Telephone: 212-815-5075

Facsimile: 212-815-5915

with a copy to each applicable Trustee (if any) at its address set forth in the applicable Trust Agreement.

If to the SPC:

Jamaica Diversified Payment Rights Company

c/o Maples Finance Limited

Queensgate House

1093GT

South Church Street

George Town

Grand Cayman

Cayman Islands

Attention: Guy Major

Telephone: 345-814-5818

Facsimile: 345-945-7100

with a copy to:

National Commercial Bank Jamaica Limited

32 Trafalgar Road

Kingston 10, Jamaica

Tel: 876-511-4315

Fax: 876-926-3856

Attention: Septimus Blake

If to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: Victoria Moreno

Telephone: (212) 553-4652

Facsimile: (212) 553-4392

with a copy to:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: Chris Corcino

Telephone: (212) 553-1441

If to Fitch:	Fitch, Inc. 55 East Monroe Street Chicago, Illinois 60603 Attn: International Structured Finance Surveillance Tel: (312) 606-2307 Fax: (312) 263-1032

(b) The SPC, the Indenture Trustee or a Rating Agency, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication required to be delivered to any Enhancer shall be delivered to such Enhancer at its address for receipt of notices, as specified in the related Supplement

(d) Any notice or communication to a Noteholder shall be deemed to have been duly given upon the mailing of such notice by first-class mail to such Noteholder at its registered addresses as recorded in the Register; in each case not later than the latest date, and not earlier than the earliest date, prescribed in this Indenture for the giving of such notice.

(e) If the SPC gives a notice or communication to any Noteholder, it shall give a copy to the Indenture Trustee at the same time.

(f) The Indenture Trustee shall promptly furnish the SPC with a copy of any demand, notice or written communication received by the Indenture Trustee hereunder from any Noteholder.

SECTION 12.10 Counterparts. This Indenture may be executed on any number of separate counterparts (including by fax or electronic delivery), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 12.11 Entire Agreement. This Indenture, including the documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein.

SECTION 12.12 Waivers of Jury Trial. THE PARTIES HERETO (AND EACH NOTEHOLDER AND NOTE OWNER, BY ITS ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST THEREIN) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE AND FOR ANY COUNTERCLAIM RELATING THERETO. EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTIES HERETO ARE ENTERING INTO THIS INDENTURE IN RELIANCE UPON SUCH WAIVER.

SECTION 12.13 Submission to Jurisdiction; Waivers. (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of (i) the United States District Court for the Southern District of New York or of any New York State court (in either case sitting in Manhattan, New York City) and (ii) the courts of its own corporate domicile, in each case with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant, for purposes of all legal proceedings arising out of or relating to this Indenture (including any Indenture Supplement) or the transactions contemplated hereby; provided that nothing herein shall be deemed to limit the ability of any party to this Indenture to bring suit against any other party to this Indenture in any other permissible jurisdiction. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based on place of residence or domicile.

(b) The SPC irrevocably appoints CT Corporation, with offices on the date hereof in New York City at 111 Eighth Avenue, New York, New York 10011, United States, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the United States District Court for the Southern District of New York or in any New York State court (in either case sitting in Manhattan, New York City). The SPC agrees that service of process in respect of it upon such agent, together with written notice of such service sent to it in the manner provided in Section 12.9, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. The SPC agrees that the failure of such agent to give notice to it of any such service of process shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such (including by reason of the failure of such agent to maintain an office in New York City), the SPC agrees promptly to designate a new agent in New York City, on the terms and for the purposes of this Section. Nothing herein shall in any way be deemed to limit the ability of the Indenture Trustee to serve any such legal process in any other manner permitted by Applicable Law or to obtain jurisdiction over the SPC or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(c) To the extent that the SPC has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by Applicable Law, such immunity in respect of its obligations hereunder.

(d) The SPC irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding relating in any way to this Indenture (or any Indenture Supplement or Note) should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the SPC relating in any way to this Indenture (or such Indenture Supplement or Note) whether or not commenced earlier. To the fullest extent permitted by Applicable Law, the SPC shall take all measures necessary for any such action or proceeding to proceed to judgment before the entry of judgment in any such action or proceeding commenced by the SPC.

SECTION 12.14 No Petition Covenant. Notwithstanding any prior termination of this Indenture, the Indenture Trustee shall not, and each Noteholder (and Note Owner) by its acceptance of a Note (or a beneficial interest therein) agrees that it shall not, before the date that is one year and one day after all Notes (including all interest and premium, if any, thereon) shall have been paid in full, acquiesce, petition or otherwise invoke or cause the SPC to invoke the process of any court or other Governmental Authority for the purpose of commencing or sustaining a case against the SPC under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the SPC or any substantial part of its property, or ordering the winding up or liquidating of the affairs of the SPC.

SECTION 12.15 Headings and Table of Contents. Section headings and the table of contents in this Indenture have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

SECTION 12.16 Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Indenture shall be in the English language or accompanied by a certified English translation thereof.

SECTION 12.17 Notices to Rating Agencies. (a) The Indenture Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which any of its Responsible Officers shall have Actual Knowledge:

(i) any material change or amendment to this Indenture, any Indenture Supplement or any Note(s) (or any related Certificates) for a Series that is rated by such Rating Agency;

(ii) the occurrence of any Early Amortization Event or Default that has not been cured for any Series that is rated by such Rating Agency;

(iii) the resignation or termination of the Servicer and the appointment of a successor therefor;

(iv) any change in location of the Collateral Account and/or the Series Accounts; and

(v) the final payment with respect to any Series that is rated by such Rating Agency.

(b) In addition to any reports required to be delivered by the Indenture Trustee pursuant to the terms hereof, the Indenture Trustee shall provide to each Rating Agency any additional information reasonably requested by such Rating Agency that the Indenture Trustee can reasonably provide without undue burden and expense, in each case at no cost to such Rating Agency.

SECTION 12.18 No Recourse. (a) Except as specifically provided in the Transaction Documents (including Section 4.18 and Article VII of the Origination Agreement), the SPC and the Indenture Trustee (and each Noteholder and Note Owner, by its acceptance of a Note or a beneficial interest therein) hereby agree that there shall be no recourse whatsoever to the Bank in respect of any rights, obligations or duties established or created under this Indenture, any Indenture Supplement or any Note.

(b) The Indenture Trustee (and each Noteholder and Note Owner, by its acceptance of a Note or a beneficial interest therein) hereby agrees that the Notes and the SPC’s other obligations under the Transaction Documents shall be limited recourse obligations of the SPC, with recourse being limited to the Collateral and subject to the priority of payments set forth in Section 4.2. The Notes and such other obligations shall not be obligations or responsibilities of, or (except to the extent covered by any Enhancement) guaranteed by, any other Person. None of the officers, directors, shareholders or agents of the SPC, the Servicer, the Indenture Trustee, any of their respective Affiliates or any other Person shall be personally liable to make any payments of principal, interest or any other sum now or hereafter owing under the Notes or such other obligations. The SPC will have no material assets available for payments on the Notes or such other obligations other than the assets comprised in the Collateral. After the Collateral has been fully realized and exhausted (including all rights against the Bank in connection therewith), all sums due but still unpaid in respect of the SPC’s obligations under the Notes and the other Transaction Documents shall be extinguished, and the Secured Parties and the Indenture Trustee shall not have the right to proceed against the SPC, the Servicer, the Indenture Trustee, any of their respective Affiliates or any of their respective officers, directors, shareholders or agents for the satisfaction of any monetary claim or for any deficiency judgment remaining after foreclosure of any property included in the Collateral.

(c) Neither the Secured Parties nor the Indenture Trustee (nor any agent on their behalf) may seek to enforce rights against the SPC with respect to any Note or any other obligations of the SPC (i) by applying to wind up the SPC or (ii) except through the Indenture Trustee, by appointing a receiver or administrator for the SPC or any of its assets.

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IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as a deed as of the date first above written by their respective officers hereunto duly authorized.

JAMAICA DIVERSIFIED PAYMENT
RIGHTS COMPANY

By:	/s/ Guy Major
Name: Guy Major
Title: Director

in the presence of:

/s/ LeeAnn Christian
Witness

THE BANK OF NEW YORK, as Indenture
Trustee

By:	/s/ James J. Fevola
Name: James J. Fevola
Title: Vice President

EXHIBIT A

FORM OF NOTICE TO THIRD PARTIES

(pursuant to Section 10.8(g) of the Indenture)

THE BANK OF NEW YORK,

101 Barclay Street

Floor 21 West

New York, New York 10286

            , 20

[THIRD PARTY]

[Address]

Re:	Jamaica Diversified Payment Rights Company

Ladies and Gentlemen:

It has come to our attention that you have been receiving monies paid to National Commercial Bank Jamaica Limited (the “Bank”) in respect of certain payment orders received by the Bank. Please be advised that the Bank entered into a securitization (the “Securitization”) for its payment rights in respect of certain payment orders (the “Purchased Diversified Payment Rights”) on March 22, 2006. Pursuant to the Securitization, the Bank sold all of its Purchased Diversified Payment Rights, both existing on such date and thereafter generated through and including a future date that has not yet occurred, to Jamaica Diversified Payment Rights Company (the “SPC”). In turn, the SPC has pledged all of its rights thereunder to the undersigned (on behalf of certain secured parties). As such, the SPC is the owner (and the undersigned is the pledgee) of the Purchased Diversified Payment Rights (including all monies collected with respect thereto). The receipt of money by you in respect of the above-mentioned Purchased Diversified Payment Rights is in contravention of the SPC’s ownership rights, title and interest to (and the undersigned’s security interest in) the Purchased Diversified Payment Rights (including all monies collected with respect thereto) pursuant to the Securitization and all such monies should be promptly sent by you to:                     .

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Should you have any questions, please contact the undersigned at (            )             -            .

Very truly yours,

THE BANK OF NEW YORK,
as Indenture Trustee

By:
Name:
Title:

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